Exhibit 3.11

State of Delaware Secretary of State Division of Corporations Delivered 10:50 AM 10/15/2007 FILED 10:43 AM 10/15/2007 SRV 071114701 — 2680622 FILE
SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF COMMUNITY CONNECT INC.
     COMMUNITY CONNECT INC., a corporation organized under the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:
     The Certificate of Incorporation of the Company was filed with the office of the Secretary of State of the State of Delaware on October 31, 1996.
     The Amended and Restated Certificate of Incorporation of the Company was filed with the office of the Secretary of State of the State of Delaware on September 14, 1998.
     The Second Amended and Restated Certificate of Incorporation of the Company was filed with the office of the Secretary of State of the State of Delaware on May 25, 1999.
     The Third Amended and Restated Certificate of Incorporation of the Company was filed with the office of the Secretary of State of the State of Delaware on March 17, 2000.
     The Fourth Amended and Restated Certificate of Incorporation of the Company was filed with the office of the Secretary of State of the State of Delaware on September 27, 2002.
     The Fifth Amended and Restated Certificate of Incorporation of the Company was filed with the office of the Secretary of State of the State of Delaware on June 30, 2006.
     The Sixth Amended and Restated Certificate of Incorporation of the Company was filed with the office of the Secretary of State of the State of Delaware on July 25, 2007.
     The Board of Directors of the Company, by written consent of the Board of Directors dated July 31, 2007, duly adopted resolutions setting forth the Seventh Amended and Restated Certificate of Incorporation herein contained (the “Seventh Amended Certificate”), declaring its advisability and directing that such Seventh Amended Certificate be submitted to the holders of the issued and outstanding Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Company for approval in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “GCL”). The Seventh Amended Certificate was duly adopted, after having been declared advisable by the Board of Directors of the Company, by the affirmative vote of the holders of a majority of each of the outstanding Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Company on September 8, 2007 in accordance with the GCL.
     The text of the Seventh Amended Certificate, as restated and amended hereby, shall read in its entirety as follows:

SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF COMMUNITY CONNECT INC.
     FIRST: The name of the Company shall be Community Connect Inc. (the “Company”).
     SECOND: The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is the Corporation Service Company.
     THIRD: The purpose of the Company shall be to engage in any lawful act or activity for activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The Company is authorized to issue two classes of stock to be designated “Common Stock” and “Preferred Stock,” respectively. The total number of shares which the Company is authorized to issue is Eleven Million Seven Hundred Fifty Thousand (11,750,000), of which Ten Million (10,000,000) shall be Common Stock and One Million Seven Hundred Fifty Thousand (1,750,000) shall be Preferred Stock. The Common Stock shall have $.00001 par value per share, and the Preferred Stock shall have $.00004 par value per share.
     Authority is hereby vested in the Board of Directors of the Company to provide for the issuance of Preferred Stock in one or more series, and in connection therewith to fix by resolution providing for the issue of such series, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional and other special rights, powers, preferences and attributes, and the qualifications, limitations, restrictions and other distinguishing characteristics of such series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law.
          The first series of Preferred Stock shall consist of Two Hundred Eight Thousand (208,000) shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The second series of Preferred Stock shall consist of One Hundred Forty-Five Thousand (145,000) shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”). The third series of Preferred Stock shall consist of Three Hundred Sixty-One Thousand Ninety-Eight (361,098) shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”). The fourth series of Preferred Stock shall consist of Four Hundred Twenty-Eight Thousand Five Hundred Seventy-One (428,571) shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock”). The fifth series of Preferred Stock shall consist of Three Hundred Twelve Thousand One Hundred Twenty-One (312,121) shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”).
          The following is a statement of the designations, powers, preferences, and the relative participating, optional or other special rights, qualifications, limitations and restrictions granted to or imposed upon the respective classes of shares of capital stock of the Company or the holders thereof:

A. COMMON STOCK
     1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of any outstanding Preferred Stock.
     2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of the stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.
     3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors of the Company and subject to the preferential or pari passu dividend rights, if any, of any then-outstanding Preferred Stock.
     4. Liquidation. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or Involuntary, the holders of the Common Stock will be entitled to receive ratably all assets of the Company available for distribution to its stockholders, subject to any preferential liquidation rights of any then-outstanding Preferred Stock.
B. SERIES A CONVERTIBLE PREFERRED STOCK
Section 1. Designation and Amount. The series of Preferred Stock designated and known as the “Series A Preferred Stock” shall have a par value of $.00004 per share and the number of shares constituting the Series A Preferred Stock shall be 208,000 shares. The Series A Preferred Stock shall have a stated value of $6.252 per share (the “Stated Value”), which shall be subject to appropriate arithmetic adjustment in the event of any stock splits, stock dividends, combinations of shares, recapitalizations or other such events relating to the Series A Preferred Stock occurring from time to time subsequent to the effective date of this Seventh Amended and Restated Certificate of Incorporation.
Section 2. Rank. The Series A Preferred Stock shall rank, in each case as to dividends, and as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary: (i) prior to all of the Company’s Common Stock, par value $.0000l per share (“Common Stock”), (ii) on a parity with the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock (collectively, for purposes of this Section B, the “Other Series”), and (iii) prior to any other class or series of capital stock of the Company hereafter created, unless with the affirmative written approval or consent of the holders of a majority of the then issued and outstanding Series A Preferred Stock, such other class or series, by its terms, ranks on a parity with or senior on liquidation to the Series A Preferred Stock.
Section 3. Dividends. The Series A Preferred Stock shall not entitle the holders thereof to any dividends, except that, in the event that the Company shall at any time or from time to time declare or pay any dividend with respect to the Common Stock, any of the Other Series, or any other series of Preferred Stock which is hereafter created with or granted parity dividend rights with the Series A Preferred Stock, then the Company shall simultaneously declare or pay (as the case may be) an equal per share dividend (with all such dividends being calculated, with respect to Preferred Stock, on an “as converted” basis into Common Stock) on the outstanding shares of Series A Preferred Stock. Any and all dividends shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Company legally available therefor (valued at the fair market value thereof on the date of payment as determined by the Board of Directors of the Company), provided that, to the extent that funds or assets are not legally available for the payment of any declared dividend, then the Company shall pay such unpaid declared dividend promptly as funds or assets become legally available therefor, with payments to be made to the holders of All Series (on a pari passu “as converted” basis) prior to the payment of any dividends on the Common Stock or any Junior Securities (as such term is defined in Section 4(a) below).
Section 4. Liquidation Preference.
     (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior to any holders of Common Stock or other class or series of Company Preferred Stock ranking junior to the Series A Preferred Stock (collectively, the “Junior Securities”), and concurrently on a ratable basis (in proportion to the respective preferential amounts payable to all subject holders) with the holders of any outstanding shares of Other Series or other Parity Securities (as such term is hereinafter defined), an amount per share equal to the sum of (i) the then effective Stated Value of each outstanding share of Series A Preferred Stock, plus (ii) any and all declared and unpaid dividends thereon to the date of payment under this Section 4 (the “Series A Liquidation Preference”); and after the payment to all holders of Series A Preferred Stock of the full such Series A Liquidation Preference, the holders of Series A Preferred Stock shall not be entitled to any further payments in respect of the Series A Preferred Stock. If upon the occurrence of such event, the assets and funds available to be distributed among the holders of the Series A Preferred Stock, the holders of any outstanding shares of Other Series and the holders of any other shares of capital stock of the Company which, by their terms, and with the approval of the holders of not less than a majority of the issued and outstanding shares of Series A Preferred Stock on the date of issuance thereof, rank on liquidation on a parity with the Series A Preferred Stock (the “Parity Securities”) shall be insufficient to permit the payment, to the holders of the Series A Preferred Stock, Other Series and any other Parity Securities, of the full preferential amounts due to such holders, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series A Preferred Stock, Other Series and any other Parity Securities on a ratable basis in proportion to the respective preferential amounts payable to such holders, subject, however, to first being distributed to holders of any capital stock senior on liquidation to the Series A Preferred Stock to the extent permitted hereunder.
     (b) The (i) sale, conveyance or disposition of all or substantially all of the assets or outstanding capital stock of the Company to any person or entity, or (ii) consolidation, merger, acquisition, share exchange or other business combination of the Company with or into any other company or companies (other than a wholly-owned subsidiary of the Company), unless, in either case, the Company’s stockholders of record as constituted immediately prior to the consummation of such transaction (by virtue of the shares of the Company owned by such stockholders or securities issued solely with respect thereto as consideration for the Company’s acquisition or sale or otherwise) hold not less than 50% of the voting power of the acquiring or surviving entity, shall be treated as a liquidation, dissolution or winding up within the meaning of this Section 4.
     (c) The Company shall give written notice of any liquidation, dissolution or winding up reasonably in advance of the occurrence thereof, and each holder of Series A Preferred Stock may exercise such holder’s right of conversion pursuant to Section 6 below with respect to any or all shares of Series A Preferred Stock at any time prior to the effectiveness of the liquidation, dissolution or winding up.
Section 5. Redemption.
     (a) Mandatory Redemption. All of the outstanding Series A Preferred Stock shall be redeemed by the Company on the Redemption Date, in accordance with this Section 5; provided, however, that if (i) the holders of a majority of the aggregate outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting as a single class and with all shares having the number of votes equal to the number of shares of Common Stock then issuable upon conversion thereof) agree, at the request of the Company, to any delay or postponement (in whole or in part) of the redemption of (or payment of the redemption price in respect of) the shares of All Series on a ratable basis as further provided in this Section 5(a), and (ii) the holders of a majority of the aggregate outstanding Series D Preferred Stock and Series E Preferred Stock (voting as a single class and with all shares having the number of votes equal to the number of shares of Common Stock then issuable upon conversion thereof) agree, at the request of the Company, to the same delay or postponement (in whole or in part) of the redemption of (or payment of the redemption price in respect of) the shares of All Series on a ratable basis as further provided in this Section 5(a), then such delay or postponement shall be binding upon all holders of Series A Preferred Stock and all holders of Other Series. The rights of the holders of Series A Preferred Stock to receive the redemption payments in respect of the Series A Preferred Stock shall rank pari passu with the rights of the holders of Other Series to receive any redemption payments in respect thereof. If, at the Redemption Date, the assets and funds legally available for such redemption payments shall be insufficient to permit the payment of all such redemption payments in respect of the Series A Preferred Stock and Other Series, then the entire assets and funds of the Company legally available for such redemption payments shall be paid to the holders of the Series A Preferred Stock and Other Series on a ratable basis in proportion to the respective amounts payable to such holders. Thereafter, the Company shall make additional redemption payments (on a ratable basis as aforesaid) as and when it has funds legally available for such purpose, and the Company shall use its best efforts and take all necessary and appropriate action to have funds legally available for such purpose when due and thereafter as promptly as practicable.
     (b) Redemption Price. The redemption price per share of Series A Preferred Stock shall be an amount equal to the sum of (i) the then effective Stated Value, plus (ii) all declared and unpaid dividends thereon to the date on which such redemption price is paid to the holder of the subject Series A Preferred Stock.
     (c) Payment of Redemption Price. Any all redemption payments hereunder shall be paid to the subject holder by wire transfer of immediately available funds or by certified or bank cashier’s check. Against payment of such redemption price, the subject holder shall deliver to the Company for cancellation the certificate evidencing the Series A Preferred Stock so redeemed (or, in the event that such certificate has been lost, stolen, mutilated or destroyed, the subject holder shall deliver to the Company a lost certificate affidavit in form and substance reasonably satisfactory to the Company and its transfer agent, if any).
     (d) Replacement Certificates. In the event that any redemption payment hereunder shall be made with respect to less than all of the shares represented by any stock certificate tendered to the Company hereunder, the Company shall, at its expense, in conjunction with the payment of the redemption price for the shares redeemed, issue to the subject holder a new stock certificate representing the shares which were not redeemed.
     (e) Conversion Rights. Prior to the payment of the redemption price in respect of any shares of Series A Preferred Stock which the holder has required to be redeemed hereunder, the holder shall continue to have the right to convert any or all of such shares of Series A Preferred Stock into Common Stock in accordance with Section 6 below.
Section 6. Conversion into Common Stock.
     (a) Conversion. Each outstanding share of Series A Preferred Stock (i) may, at any time at the option of the holder thereof, be converted into Common Stock of the Company, and (ii) shall automatically be converted into Common Stock of the Company upon (A) the consummation of a Qualified Public Offering, or (B) upon written demand therefor by the Company to all holders of Series A Preferred Stock and Other Series simultaneously with or at any time subsequent to the consummation of a Qualified Sale Transaction, in each case initially at the rate of four (4) shares of Common Stock for each share of Series A Preferred Stock. The “Conversion Price” in respect of the Series A Preferred Stock shall initially be fixed at $1.563 per share of Common Stock, and such Conversion Price shall be subject to adjustment from time to time as hereinafter provided in this Section 6; and upon each such adjustment, except pursuant to Section 6(g), the number of Conversion Shares receivable upon any conversion of a share of Series A Preferred Stock shall be adjusted to an amount equal to the then effective Stated Value of such share of Series A Preferred Stock divided by the adjusted Conversion Price.
     (b) Conversion Price Adjustment Formulas. If, at any time and from time to time after the effective date of this Seventh Amended and Restated Certificate of Incorporation, the Company shall issue or sell (or be deemed to have issued or sold pursuant to Section 6(c)) any share of Common Stock (excluding any grant, issuance or sale described in Section 6(h)) for a consideration per share which is less than the Conversion Price in effect at the time of such issue or sale, then in each such case (except when a different method of adjusting the Conversion Price is provided in Section 6(d) or 6(f)), the Conversion Price shall be forthwith changed (but only, except as otherwise provided in Section 6(c)(3), if a reduction would result) to the price (calculated to the nearest one/one hundredth of a cent) determined by dividing (1) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale, multiplied by the then effective Conversion Price, plus (b) the total consideration, if any, received and deemed (in accordance with Section 6(c)) received by the Company upon such issue or sale, by (2) the total number of shares of Common Stock outstanding and deemed (in accordance with Section 6(c)) outstanding immediately after such issue or sale.

     No adjustment of the Conversion Price, however, shall be made in an amount less than one cent per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any subsequent adjustments so carried forward shall amount to one cent per share or more.
     (c) Constructive Issuances of Common Stock: Convertible Securities Rights and Options. For purposes of Section 6(b), the following provisions shall also be applicable:
          (1) If at any time the Company shall in any manner grant any rights or options (except for the grant of any rights or options referred to in Section 6(h)) to subscribe for or to purchase Common Stock or any stock or securities convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in respect of the Series A Preferred Stock in effect as of the time of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (on and after the date of the granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in clause (3) below, no further adjustments of the Conversion Price shall be made upon the actual issue of shares of Common Stock or Convertible Securities upon exercise of such rights or options or upon the actual issue of shares of Common Stock upon conversion or exchange of such Convertible Securities.
          (2) If at any time the Company shall in any manner issue or sell any Convertible Securities (other than any Convertible Securities referred to in Section 6(h)), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in respect of the Series A Preferred Stock in effect as of the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (on and after the date of the issue or sale of such Convertible

Securities) be deemed to be outstanding and to have been issued for such price per share, provided, that, except as otherwise specified in clause (3) below, (i) no further adjustments of the Conversion Price shall be made upon the actual issue of Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 6(c), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.
          (3) If the exercise price provided for in any right or option referred to in clause (1) of this Section 6(c), or the rate at which any Convertible Securities referred to in clauses (1) and (2) of this Section 6(c) are convertible into or exchangeable for Common Stock, shall change or a different exercise price or rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution) then, upon such change becoming effective, the Conversion Price then in effect in respect of the Series A Preferred Stock shall forthwith be increased or decreased to such Conversion Price as would have been obtained had the adjustments made and required to be made under this Section 6(c) upon the issuance of such rights or options or Convertible Securities been made upon the basis of (and the total consideration received therefor) (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, (b) the issuance of all of Common Stock and all other rights, options and Convertible Securities issued after the issuance of such rights, options or Convertible Securities, and (c) the original issuance at the time of such change of any such options, rights and Convertible Securities then still outstanding. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect in respect of the Series A Preferred Stock shall forthwith be increased or decreased to such Conversion Price as would have obtained (i) had the adjustments made upon the issuance of such rights or options or such Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities, and (ii) had adjustments been made on the basis of the Conversion Price as adjusted under the immediately preceding clause (i) for all issues or sales of Common Stock or rights, options or Convertible Securities made after the issuance of such rights or options or such Convertible Securities. If the exercise price provided for in any right or option referred to in clause (1) of this Section 6(c), or the rate at which any Convertible Securities referred to in clauses (1) and (2) of this Section 6(c) are convertible into or exchangeable for shares of Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in the case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect in respect of the Series A Preferred Stock shall forthwith be decreased to such Conversion Price as would have obtained had the adjustments made upon issuance of such right or option or such Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

          (4) If at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount paid to the Company therefor without deduction therefrom of any expenses incurred or any underwriting commissions, concessions or discounts, or finders’ fees or brokerage commissions, paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction therefrom of any expenses incurred or any underwriting commissions, concessions or discounts, or finders’ fees or brokerage commissions, paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any share of Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets of such merged corporation as such Board shall determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be.
          (5) If at any time the Company shall take a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in shares of Common Stock or in Convertible Securities, or (b) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
     (d) Stock Dividends. If at any time the Company shall declare a dividend or any other distribution upon any capital stock of the Company which is payable in shares of Common Stock, then the Conversion Price in respect of the Series A Preferred Stock in effect immediately prior to the declaration of such dividend or distribution shall be reduced to the quotient obtained by dividing (1) the product of (i) the number of shares of Common Stock outstanding and deemed (in accordance with Section 6(c)) to be outstanding immediately prior to such declaration, multiplied by (ii) the then effective Conversion Price, by (2) the total number of shares of Common Stock outstanding and deemed (in accordance with Section 6(c)) to be outstanding immediately after such declaration. All shares of Common Stock and all Convertible Securities issuable in payment of any dividend or other distribution upon the capital stock of the Company shall be deemed after such declaration to have been issued and sold without consideration.
     (e) Extraordinary Dividends and Distributions. If at any time the Company shall declare a dividend or any other distribution upon the Common Stock payable otherwise than out of current earnings, retained earnings or earned surplus and otherwise than in shares of Common Stock or Convertible Securities, then, except to the extent that such dividend or distribution shall have been paid to the holders of Series A Preferred Stock pursuant to Section 3, the Company shall set aside an equal per share dividend (calculated, with respect to the Series A Preferred

Stock, on an “as converted” basis), which shall be payable to the holder of the subject Series A Preferred Stock upon conversion thereof into Common Stock. At such time as shares of Series A Preferred Stock are redeemed in accordance with Section 5, the corresponding amount set aside under this Section 6(e) may returned to the general, unrestricted assets of the Company. To the extent that any dividend or distribution required to be set aside under this Section 6(e) shall be in a form other than cash, then the Company shall have the right, in lieu of setting aside such non-cash property, to set aside a cash amount equal to the fair value of such non-cash property as determined by the Board of Directors of the Company in good faith. For the purpose of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings, retained earnings or earned surplus only to the extent that such current earnings, retained earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution at the time of the declaration thereof, as determined by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend or distribution or, if a record is not taken, the date as of which the holders of record of Common Stock entitled to such dividend or distribution are to be determined.
     (f) Stock Splits and Reverse Splits. If at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in respect of the Series A Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced and the number of Conversion Shares receivable upon conversion of outstanding Series A Preferred Stock immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time the Company shall combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in respect of the Series A Preferred Stock in effect immediately prior to such combination shall be proportionately increased and the number of Conversion Shares receivable upon conversion of outstanding Series A Preferred Stock immediately prior to such combination shall be proportionately reduced.
     (g) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. If at any time the Company shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Company’s assets or a recapitalization of the Common Stock) in which the previously outstanding shares of Common Stock shall be changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the “Transaction”, the Company (in the case of a recapitalization of the Stock) or such other corporation being hereinafter referred to as the “Acquiring Company,” and the common stock of the Acquiring Company being hereinafter referred to as the “Acquirer’s Stock”), then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that, upon the basis and the terms and in the manner provided in this Section 6(g), each holder of Series A Preferred Stock, upon conversion of such Series A Preferred Stock at any time after the consummation of the Transaction, shall be entitled to receive, in lieu of the shares of Common Stock issuable upon such exercise prior to such consummation, at the election of such holder given by notice to the Company on or before the later of the day on which the holders of Common Stock approve the Transaction, or the thirtieth day following the date of delivery or mailing to such holder of the last proxy statement relating to the vote on the Transaction by the holders of Common Stock:
          (1) the stock and other securities, cash and property to which such holder would have been entitled upon the consummation of the Transaction if such holder had converted such Series A Preferred Stock immediately prior thereto (subject to adjustments from and after the date of the consummation of the Transaction (the “Consummation Date”) as nearly equivalent as possible to the adjustments provided for in this Section 6); or
          (2) only in the case of a Transaction consummated after an Initial Public Offering other than a Transaction in which the previously outstanding shares of Common Stock shall be exchangeable for cash only, if the Acquiring Company meets the requirements set forth in this Section 6(g), the number of shares of the Acquirer’s Stock or, if the Acquiring Company fails to meet, but a Parent (as defined in this Section 6(g)) does meet, such requirements, of such Parent’s common stock (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this Section 6), determined by dividing (i) the product obtained by multiplying (a) the number of shares of Common Stock to which the holder of such Series A Preferred Stock would have been entitled had such holder converted such Series A Preferred Stock immediately prior to the consummation of the Transaction, times (b) the greater of the Conversion Price or the Acquisition Price (as defined in this Section 6(g)) in effect immediately prior to the consummation of the Transaction, by (ii) the Market Value of the Acquirer’s Stock on the date immediately preceding the Consummation Date.
For the purposes of this Section 6(g) only, the term “Market Value” shall mean, for any share of common stock on any date specified herein, the last sale price, regular way, on such date, or, if no sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the NYSE or, if not so reported, on the principal national securities exchange on which such stock is listed or if not listed or admitted to trading, the average of the closing bid and asked prices of such stock in the over-the-counter market as reported by Nasdaq or a similar organization; and the term “Acquisition Price” shall mean the consideration per share to be paid for or received by the holders of the previously-outstanding shares of Common Stock in accordance with the terms of the Transaction, determined (i) in the case where the holders of the previously outstanding Common Stock received solely shares of the Acquirer’s Stock in the Transaction, by multiplying the Market Value of the Acquirer’s Stock as of the date immediately preceding the Consummation Date by a fraction the numerator of which shall be the aggregate number of shares of the Acquirer’s Stock to be received in the Transaction in exchange for all of the previously outstanding shares of Common Stock and the denominator of which shall be the aggregate number of such previously outstanding shares of Common Stock, and (ii) in any other case, by dividing the aggregate fair market value (using Market Value for any shares of the Acquirer’s Stock), as of the date immediately preceding the Consummation Date, of the aggregate consideration to be received by the holders of such previously outstanding shares of Common Stock by the number of shares of such previously outstanding Common Stock. The requirements referred to in clause (2) of this Section 6(g) with reference to the Acquiring Company or to a corporation (herein referred to as a “Parent”) which directly or indirectly controls the Acquiring Company are as follows: (x) its common stock is listed on the NYSE or a principal national securities exchange or bid and asked prices are reported with respect thereto by Nasdaq or a similar organization and such common stock continues to meet such requirements for listing thereon, (y) it is required to file, and in each of its three fiscal years immediately preceding the Consummation Date has filed, reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and (z) in the case of a Parent, such Parent is required to include the Acquiring Company in the consolidated financial statements contained in the Parent’s Annual Report on Form 10-K and is not itself included in the consolidated financial statements of any other person (other than its consolidated subsidiaries). Notwithstanding anything contained herein to the contrary, the Company shall not effect any Transaction unless prior to or simultaneously with the consummation of such Transaction the survivor or successor entity (if other than the Company) resulting from such Transaction shall (AA) assume by written instrument executed and delivered to each holder of Series A Preferred Stock the obligation to deliver to such holder of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive, and containing the express assumption of such successor entity of the due and punctual performance and observance of every provision of the Series A Preferred Stock to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder, and (BB) deliver to the holders of Series A Preferred Stock an opinion, in form, substance and from counsel reasonably satisfactory to the holders of Series A Preferred Stock, to the effect that such written instrument has been duly authorized, executed and delivered by such successor entity and constitutes a legal, valid and binding instrument enforceable (subject to applicable bankruptcy and other similar laws affecting the enforcement of creditors’ rights generally) against such successor entity in accordance with its terms, and to such further effects as the holders of Series A Preferred Stock may reasonably request.
     (h) Exceptions to Adjustment of Conversion Price. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price in the case of (i) the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock or any Other Series or any adjustment of the conversion price with respect thereto in accordance herewith, (ii) the issuance of options or warrants included within the Option/Warrant Pool, and the issuance of Common Stock upon the exercise of any such options or warrants (including options and warrants outstanding on the Date of First Issuance), and (iii) the issuance of shares of Common Stock in a Qualified Public Offering pursuant to an effective registration statement under the Securities Act.
     (i) Treasury Shares. The number of shares of Common Stock outstanding at any time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 6.
     (j) Certificate of Adjustment. Upon each adjustment of the Conversion Price in respect of the Series A Preferred Stock and upon each change in the number of Conversion Shares issuable upon the conversion of the Series A Preferred Stock, and in the event of any change in the rights of the holders of the Series A Preferred Stock by reason of other events herein set forth, then and in each such case, the Company will promptly prepare a certificate of adjustment stating the adjusted Conversion Price and the new number of Conversion Shares so issuable, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such certificate of adjustment to each registered holder of Series A Preferred Stock.
     (k) Company to Prevent Dilution. If at any time or from time to time conditions arise by reason of action taken by the Company, which in the opinion of its Board of Directors, are not adequately covered by the provisions of this Section 6, and which might materially and adversely affect the conversion rights of the registered holders of Series A Preferred Stock, the Board of Directors of the Company shall appoint a firm of independent certified public accountants, which may be the firm regularly retained by the Company, which shall give its opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Section 6, necessary with respect to the Conversion Price, so as to preserve, without dilution, the conversion rights of the registered holders of the Series A Preferred Stock. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.
     (l) Reservation of Shares. The Company will authorize, reserve and set apart and have available for issuance at all times, free from preemptive rights, including, without limitation, rights derived from rights offerings, that number of shares of Common Stock which is deliverable upon the conversion of the Series A Preferred Stock, and the Company will have at all times any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all its obligations hereunder.
     (m) Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Conversion Shares upon conversion of any shares of the Series A Preferred Stock; provided, however, that the Company shall not be required to pay any federal or state income taxes or other taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Conversion Shares in a name other than that of the holder of the shares of the Series A Preferred Stock in respect of which such shares are being issued.
Section 7. Voting Rights. Except as otherwise required by law or expressly provided herein, the holders of shares of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Company and shall have such number of votes equal to the number of shares of Common Stock into which such holders’ shares of Series A Preferred Stock are convertible pursuant to the provisions hereof at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law or expressly provided herein, the holders of shares of Series A Preferred Stock, Other Series and Common Stock shall vote together as a single class, and not as separate classes. Such voting rights shall be in addition to the rights of holders of Series A Preferred Stock to vote on specific matters of Company business, as provided in the Stockholders’ Agreement.
Section 8. Preference Rights. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one or more series or classes of Junior Securities with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Series A Preferred Stock.

Section 9. Registration of Transfer. The Company will keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Company will, at the written request of the record holder of such certificate, execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate.
Section 10. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution, an entity whose securities are traded or listed on any national securities exchange or recognized automated quotation system, or any subsidiary of the foregoing, then the holder’s own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
Section 11. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of Sections 1 through 11 of this part B without the prior written consent or affirmative vote of the holders of not less than a majority of the Series A Preferred Stock outstanding at the time such action is taken.
Section 12. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and will be deemed to have been given when so mailed or sent (a) to the Company, at its principal executive offices, and (b) to any stockholder, at such holder’s address as it appears in the stock records of the Company (unless otherwise indicated by notice given to the Company by any such holder).
C. SERIES B CONVERTIBLE PREFERRED STOCK
Section 1. Designation and Amount. The series of Preferred Stock designated and known as the “Series B Preferred Stock” shall have a par value of $.00004 per share and the number of shares constituting the Series B Preferred Stock shall be 145,000 shares. The Series B Preferred Stock shall have a stated value of $23.768 per share (the “Stated Value”), which shall be subject to appropriate arithmetic adjustment in the event of any stock splits, stock dividends, combinations of shares, recapitalizations or other such events relating to the Series B Preferred Stock occurring from time to time subsequent to the effective date of this Seventh Amended and Restated Certificate of Incorporation.
Section 2. Rank. The Series B Preferred Stock shall rank, in each case as to dividends, and as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary: (i) prior to all of the Company’s Common Stock, par value $.00001 per share (“Common Stock”), (ii) on a parity with the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock (collectively, for purposes of this Section C, the “Other Series”), and (iii) prior to any other class or series of capital stock of the Company hereafter created, unless with the affirmative written approval or consent of the holders of a majority of the then issued and outstanding Series B Preferred Stock, such other class or series, by its terms, ranks on a parity with or senior on liquidation to the Series B Preferred Stock.
Section 3. Dividends. The Series B Preferred Stock shall not entitle the holders thereof to any dividends except that, in the event that the Company shall at any time or from time to time declare or pay any dividend with respect to the Common Stock, any of the Other Series, or any other series of Preferred Stock which is hereafter created with or granted parity dividend rights with the Series B Preferred Stock, then the Company shall simultaneously declare or pay (as the case may be) an equal per share dividend (with all such dividends being calculated, with respect to Preferred Stock, on an “as converted” basis into Common Stock) on the outstanding shares of Series B Preferred Stock. Any and all dividends shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Company legally available therefor (valued at the fair market value thereof on the date of payment as determined by the Board of Directors of the Company), provided that, to the extent that funds or assets are not legally available for the payment of any declared dividend, then the Company shall pay such unpaid declared dividend promptly as funds or assets become legally available therefor, with payments to be made to the holders of All Series (on a pari passu “as converted” basis) prior to the payment of any dividends on the Common Stock or any Junior Securities (as such term is defined in Section 4(a) below).
Section 4. Liquidation Preference.
     (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, prior to any holders of Common Stock or other class or series of Company Preferred Stock ranking junior to the Series B Preferred Stock (collectively, the “Junior Securities”), and concurrently on a ratable basis (in proportion to the respective preferential amounts payable to all subject holders) with the holders of any outstanding shares of Other Series or other Parity Securities (as such term is hereinafter defined), an amount per share equal to the sum of (i) the then effective Stated Value of each outstanding share of Series B Preferred Stock, plus (ii) any and all declared and unpaid dividends thereon to the date of payment under this Section 4 (the “Series B Liquidation Preference”); and after the payment to all holders of Series B Preferred Stock of the full such Series B Liquidation Preference, the holders of Series B Preferred Stock shall not be entitled to any further payments in respect of the Series B Preferred Stock. If upon the occurrence of such event, the assets and funds available to be distributed among the holders of the Series B Preferred Stock, the holders of any outstanding shares of Other Series and the holders of any other shares of capital stock of the Company which, by their terms, and with the approval of the holders of not less than a majority of the issued and outstanding shares of Series B Preferred Stock on the date of issuance thereof, rank on liquidation on a parity with the Series B Preferred Stock (the “Parity Securities”) shall be insufficient to permit the payment, to the holders of the Series B Preferred Stock, Other Series and any other Parity Securities, of the full preferential amounts due to such holders, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series B Preferred Stock, Other Series and any other Parity Securities on a ratable basis in proportion to the respective preferential amounts payable to such holders, subject, however, to first being distributed to holders of any capital stock senior on liquidation to the Series B Preferred Stock to the extent permitted hereunder.
     (b) The (i) sale, conveyance or disposition of all or substantially all of the assets or outstanding capital stock of the Company to any person or entity, or (ii) consolidation, merger, acquisition, share exchange or other business combination of the Company with or into any other company or companies (other than a wholly-owned subsidiary of the Company), unless, in either case, the Company’s stockholders of record as constituted immediately prior to the consummation of such transaction (by virtue of the shares of the Company owned by such stockholder or securities issued solely with respect thereto as consideration for the Company’s acquisition or sale or otherwise) hold not less than 50% of the voting power of the acquiring or surviving entity, shall be treated as a liquidation, dissolution or winding up within the meaning of this Section 4.
     (c) The Company shall give written notice of any liquidation, dissolution or winding up reasonably in advance of the occurrence thereof, and each holder of Series B Preferred Stock may exercise such holder’s right of conversion pursuant to Section 6 below with respect to any or all shares of Series B Preferred Stock at any time prior to the effectiveness of the liquidation, dissolution or winding up.
Section 5. Redemption.
     (a) Mandatory Redemption. All of the outstanding Series B Preferred Stock shall be redeemed by the Company on the Redemption Date, in accordance with this Section 5; provided, however, that if (i) the holders of a majority of the aggregate outstanding Series B Preferred Stock, Series A Preferred Stock and Series C Preferred Stock (voting as a single class and with all shares having the number of votes equal to the number of shares of Common Stock then issuable upon conversion thereof) agree, at the request of the Company, to any delay or postponement (in whole or in part) of the redemption of (or payment of the redemption price in respect of) the shares of All Series on a ratable basis as further provided in this Section 5(a), and (ii) the holders of a majority of the aggregate outstanding Series D Preferred Stock and Series E Preferred Stock (voting as a single class and with all shares having the number of votes equal to the number of shares of Common Stock then issuable upon conversion thereof) agree, at the request of the Company, to the same delay or postponement (in whole or in part) of the redemption of (or payment of the redemption price in respect of) the shares of All Series on a ratable basis as further provided in this Section 5(a), then such delay or postponement shall be binding upon all holders of Series B Preferred Stock and all holders of Other Series. The rights of the holders of Series B Preferred Stock to receive the redemption payments in respect of the Series B Preferred Stock shall rank pari passu with the rights of the holders of Other Series to receive any redemption payments in respect thereof. If, at the Redemption Date, the assets and funds legally available for such redemption payments shall be insufficient to permit the payment of all such redemption payments in respect of the Series B Preferred Stock and Other Series, then the entire assets and funds of the Company legally available for such redemption payments shall be paid to the holders of the Series B Preferred Stock and Other Series on a ratable basis in proportion to the respective amounts payable to such holders. Thereafter, the Company shall make additional redemption payments (on a ratable basis as aforesaid) as and when it has funds legally available for such purpose, and the Company shall use its best efforts and take all necessary and appropriate action to have funds legally available for such purpose when due and thereafter as promptly as practicable.
     (b) Redemption Price. The redemption price per share of Series B Preferred Stock shall be an amount equal to the sum of (i) the then effective Stated Value, plus (ii) all declared and unpaid dividends thereon to the date on which such redemption price is paid to the holder of the subject Series B Preferred Stock.
     (c) Payment of Redemption Price. Any all redemption payments hereunder shall be paid to the subject holder by wire transfer of immediately available funds or by certified or bank cashier’s check. Against payment of such redemption price, the subject holder shall deliver to the Company for cancellation the certificate evidencing the Series B Preferred Stock so redeemed (or, in the event that such certificate has been lost, stolen, mutilated or destroyed, the subject holder shall deliver to the Company a lost certificate affidavit in form and substance reasonably satisfactory to the Company and its transfer agent, if any).
     (d) Replacement Certificates. In the event that any redemption payment hereunder shall be made with respect to less than all of the shares represented by any stock certificate tendered to the Company hereunder, the Company shall, at its expense, in conjunction with the payment of the redemption price for the shares redeemed, issue to the subject holder a new stock certificate representing the shares which were not redeemed.
     (e) Conversion Rights. Prior to the payment of the redemption price in respect of any shares of Series B Preferred Stock which the holder has required to be redeemed hereunder, the holder shall continue to have the right to convert any or all of such shares of Series B Preferred Stock into Common Stock in accordance with Section 6 below.
Section 6. Conversion into Common Stock.
     (a) Conversion. Each outstanding share of Series B Preferred Stock (i) may, at any time at the option of the holder thereof, be converted into Common Stock of the Company, and (ii) shall automatically be converted into Common Stock of the Company upon (A) the consummation of a Qualified Public Offering, or (B) upon written demand therefor by the Company to all holders of Series B Preferred Stock and Other Series simultaneously with or at any time subsequent to the consummation of a Qualified Sale Transaction, in each case initially at the rate of 4.246 shares of Common Stock for each share of Series B Preferred Stock. The “Conversion Price” in respect of the Series B Preferred Stock shall initially be fixed at $5.5977 per share of Common Stock, and such Conversion Price shall be subject to adjustment from time to time as hereinafter provided in this Section 6; and upon each such adjustment, except pursuant to Section 6(g), the number of Conversion Shares receivable upon any conversion of a share of Series B Preferred Stock shall be adjusted to an amount equal to the then effective Stated Value of such share of Series B Preferred Stock divided by the adjusted Conversion Price.

     (b) Conversion Price Adjustment Formulas. If, at any time and from time to time after the effective date of this Seventh Amended and Restated Certificate of Incorporation, the Company shall issue or sell (or be deemed to have issued or sold pursuant to Section 6(c)) any share of Common Stock (excluding any grant, issuance or sale described in Section 6(h)) for a consideration per share which is less than the Conversion Price in effect at the time of such issue or sale, then in each such case (except when a different method of adjusting the Conversion Price is provided in Section 6(d) or 6(f)), the Conversion Price shall be forthwith changed (but only, except as otherwise provided in Section 6(c)(3), if a reduction would result) to the price (calculated to the nearest one/one hundredth of a cent) determined by dividing (1) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale, multiplied by the then effective Conversion Price, plus (b) the total consideration, if any, received and deemed (in accordance with Section 6(c)) received by the Company upon such issue or sale, by (2) the total number of shares of Common Stock outstanding and deemed (in accordance with Section 6(c)) outstanding immediately after such issue or sale.
     No adjustment of the Conversion Price, however, shall be made in an amount less than one cent per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any subsequent adjustments so carried forward shall amount to one cent per share or more.
     (c) Constructive Issuances of Common Stock; Convertible Securities; Rights and Options. For purposes of Section 6(b), the following provisions shall also be applicable:
          (1) If at any time the Company shall in any manner grant any rights or options (except for the grant of any rights or options referred to in Section 6(h)) to subscribe for or to purchase Common Stock or any stock or securities convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in respect of the Series B Preferred Stock in effect as of the time of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (on and after the date of the granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in clause (3) below, no further adjustments of the Conversion Price shall be made upon the actual issue of shares of Common Stock or Convertible Securities upon exercise of such rights or options or upon the actual issue of shares of Common Stock upon conversion or exchange of such Convertible Securities.
          (2) If at any time the Company shall in any manner issue or sell any Convertible Securities (other than any Convertible Securities referred to in Section 6(h)), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in respect of the Series B Preferred Stock in effect as of the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (on and after the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided, that, except as otherwise specified in clause (3) below, (i) no further adjustments of the Conversion Price shall be made upon the actual issue of Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 6(c), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.
          (3) If the exercise price provided for in any right or option referred to in clause (1) of this Section 6(c), or the rate at which any Convertible Securities referred to in clauses (1) and (2) of this Section 6(c) are convertible into or exchangeable for Common Stock, shall change or a different exercise price or rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution) then, upon such change becoming effective, the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have been obtained had the adjustments made and required to be made under this Section 6(c) upon the issuance of such rights or options or Convertible Securities been made upon the basis of (and the total consideration received therefor) (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, (b) the issuance of all of Common Stock and all other rights, options and Convertible Securities issued after the issuance of such rights, options or Convertible Securities, and (c) the original issuance at the time of such change of any such options, rights and Convertible Securities then still outstanding. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect in respect of the Series B Preferred Stock shall forthwith be increased or decreased to such Conversion Price as would have obtained (i) had the adjustments made upon the issuance of such rights or options or such Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities, and (ii) had adjustments been made on the basis of the Conversion Price as adjusted under the immediately preceding clause (i) for all issues or sales of Common Stock or rights, options or Convertible Securities made after the issuance of such rights or options or such Convertible Securities. If the exercise price provided for in any right or option referred to in clause (1) of this Section 6(c), or the rate at which any Convertible Securities referred to in clauses (1) and (2) of this Section 6(c) are convertible into or exchangeable for shares of Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in the case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect in respect of the Series B Preferred Stock shall forthwith be decreased to such Conversion Price as would have obtained had the adjustments made upon issuance of such right or option or such Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.
          (4) If at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount paid to the Company therefor without deduction therefrom of any expenses incurred or any underwriting commissions, concessions or discounts, or finders’ fees or brokerage commissions, paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction therefrom of any expenses incurred or any underwriting commissions, concessions or discounts, or finders’ fees or brokerage commissions, paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any share of Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets of such merged corporation as such Board shall determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be.
          (5) If at any time the Company shall take a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in shares of Common Stock or in Convertible Securities, or (b) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
     (d) Stock Dividends. If at any time the Company shall declare a dividend or any other distribution upon any capital stock of the Company which is payable in shares of Common Stock, then the Conversion Price in respect of the Series B Preferred Stock in effect immediately prior to the declaration of such dividend or distribution shall be reduced to the quotient obtained by dividing (1) the product of (i) the number of shares of Common Stock outstanding and deemed (in accordance with Section 6(c)) to be outstanding immediately prior to such declaration, multiplied by (ii) the then effective Conversion Price, by (2) the total number of shares of Common Stock outstanding and deemed (in accordance with Section 6(c)) to be outstanding immediately after such declaration. All shares of Common Stock and all Convertible Securities issuable in payment of any dividend or other distribution upon the capital stock of the Company shall be deemed after such declaration to have been issued and sold without consideration.
     (e) Extraordinary Dividends and Distributions. If at any time the Company shall declare a dividend or any other distribution upon the Common Stock payable otherwise than out of current earnings, retained earnings or earned surplus and otherwise than in shares of Common Stock or Convertible Securities, then, except to the extent that such dividend or distribution shall have been paid to the holders of Series B Preferred Stock pursuant to Section 3, the Company shall set aside an equal per share dividend (calculated, with respect to the Series B Preferred Stock, on an “as converted” basis), which shall be payable to the holder of the subject Series B Preferred Stock upon conversion thereof into Common Stock. At such time as shares of Series B Preferred Stock are redeemed in accordance with Section 5, the corresponding amount set aside under this Section 6(e) may returned to the general, unrestricted assets of the Company. To the extent that any dividend or distribution required to be set aside under this Section 6(e) shall be in a form other than cash, then the Company shall have the right, in lieu of setting aside such non-cash property, to set aside a cash amount equal to the fair value of such non-cash property as determined by the Board of Directors of the Company in good faith. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings, retained earnings or earned surplus only to the extent that such current earnings, retained earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution at the time of the declaration thereof, as determined by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purposes of such dividend or distribution, or, if a record is not taken, the date as of which the holders of record of Common Stock entitled to such dividend or distribution.
     (f) Stock Splits and Reverse Splits. If at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in respect of the Series B Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced and the number of Conversion Shares receivable upon conversion of outstanding Series B Preferred Stock immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time the Company shall combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in respect of the Series B Preferred Stock in effect immediately prior to such combination shall be proportionately increased and the number of Conversion Shares receivable upon conversion of outstanding Series B Preferred Stock immediately prior to such combination shall be proportionately reduced.
     (g) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. If at any time the Company shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Company’s assets or a recapitalization of the Common Stock) in which the previously outstanding shares of Common Stock shall be changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the “Transaction”; the Company (in the case of a recapitalization of the Stock) or such other corporation being hereinafter referred to as the “Acquiring Company,” and the common stock of the Acquiring Company being hereinafter referred to as the “Acquirer’s Stock”), then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that, upon the basis and the terms and in the manner provided in this Section 6(g), each holder of Series B Preferred Stock, upon conversion of such Series B Preferred Stock at any time after the consummation of the Transaction, shall be entitled to receive, in lieu of the shares of Common Stock issuable upon such exercise prior to such consummation, at the election of such holder given by notice to the Company on or before the later of the day on which the holders of Common Stock approve the Transaction, or the thirtieth day following the date of delivery or mailing to such holder of the last proxy statement relating to the vote on the Transaction by the holders of Common Stock:
          (1) the stock and other securities, cash and property to which such holder would have been entitled upon the consummation of the Transaction if such holder had converted such Series B Preferred Stock immediately prior thereto (subject to adjustments from and after the date of the consummation of the Transaction (the “Consummation Date”) as nearly equivalent as possible to the adjustments provided for this Section 6); or
          (2) only in the case of a Transaction consummated after an Initial Public Offering other than a Transaction in which the previously outstanding shares of Common Stock shall be exchangeable for cash only, if the Acquiring Company meets the requirements set forth in this Section 6(g), the number of shares of the Acquirer’s Stock or, if the Acquiring Company fails to meet, but a Parent (as defined in this Section 6(g)) does meet, such requirements, of such Parent’s common stock (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this Section 6), determined by dividing (i) the product obtained by multiplying (a) the number of shares of Common Stock to which the holder of such Series B Preferred Stock would have been entitled had such holder converted such Series B Preferred Stock immediately prior to the consummation of the Transaction, times (b) the greater of the Conversion Price or the Acquisition Price (as defined in this Section 6(g)) in effect immediately prior to the consummation of the Transaction, by (ii) the Market Value of the Acquirer’s Stock on the date immediately preceding the Consummation Date.
For the purposes of this Section 6(g) only, the term “Market Value” shall mean, for any share of common stock on any date specified herein, the last sale price, regular way, on such date, or, if no sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the NYSE or, if not so reported, on the principal national securities exchange on which such stock is listed or if not listed or admitted to trading, the average of the closing bid and asked prices of such stock in the over-the-counter market as reported by Nasdaq or a similar organization; and the term “Acquisition Price” shall mean the consideration per share to be paid for or received by the holders of the previously-outstanding shares of Common Stock in accordance with the terms of the Transaction, determined (i) in the case where the holders of the previously outstanding Common Stock received solely shares of the Acquirer’s Stock in the Transaction, by multiplying the Market Value of the Acquirer’s Stock as of the date immediately preceding the Consummation Date by a fraction the numerator of which shall be the aggregate number of shares of the Acquirer’s Stock to be received in the Transaction in exchange for all of the previously outstanding shares of Common Stock and the denominator of which shall be the aggregate number of such previously outstanding shares of Common Stock, and (ii) in any other case, by dividing the aggregate fair market value (using Market Value for any shares of the Acquirer’s Stock), as of the date immediately preceding the Consummation Date, of the aggregate consideration to be received by the holders of such previously outstanding shares of Common Stock by the number of shares of such previously outstanding Common Stock. The requirements referred to in clause (2) of this Section 6(g) with reference to the Acquiring Company or to a corporation (herein referred to as a “Parent”) which directly or indirectly controls the Acquiring Company are as follows: (x) its common stock is listed on the NYSE or a principal national securities exchange or bid and asked prices are reported with respect thereto by Nasdaq or a similar organization and such common stock continues to meet such requirements for listing thereon, (y) it is required to file, and in each of its three fiscal years immediately preceding the Consummation Date has filed, reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and (z) in the case of a Parent, such Parent is required to include the Acquiring Company in the consolidated financial statements contained in the Parent’s Annual Report on Form 10-K and is not itself included in the consolidated financial statements of any other person (other than its consolidated subsidiaries). Notwithstanding anything contained herein to the contrary, the Company shall not effect any Transaction unless prior to or simultaneously with the consummation of such Transaction the survivor or successor entity (if other than the Company) resulting from such Transaction shall (AA) assume by written instrument executed and delivered to each holder of Series B Preferred Stock the obligation to deliver to such holder of Series B Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive, and containing the express assumption of such successor entity of the due and punctual performance and observance of every provision of the Series B Preferred Stock to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder, and (BB) deliver to the holders of Series B Preferred Stock an opinion, in form, substance and from counsel reasonably satisfactory to the holders of Series B Preferred Stock, to the effect that such written instrument has been duly authorized, executed and delivered by such successor entity and constitutes a legal, valid and binding instrument enforceable (subject to applicable bankruptcy and other similar laws affecting the enforcement of creditors’ rights generally) against such successor entity in accordance with its terms, and to such further effects as the holders of Series B Preferred Stock may reasonably request.
     (h) Exceptions to Adjustment of Conversion Price. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price in the case of (i) the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock or any Other Series or any adjustment of the conversion price with respect thereto in accordance herewith, (ii) the issuance of options or warrants included within the Option/Warrant Pool, and the issuance of Common Stock upon the exercise of any such options or warrants (including options and warrants outstanding on the Date of First Issuance), and (iii) the issuance of shares of Common Stock in a Qualified Public Offering pursuant to an effective registration statement under the Securities Act.
     (i) Treasury Shares. The number of shares of Common Stock outstanding at any time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 6.
     (j) Certificate of Adjustment. Upon each adjustment of the Conversion Price in respect of the Series B Preferred Stock and upon each change in the number of Conversion Shares issuable upon the conversion of the Series B Preferred Stock, and in the event of any change in the rights of the holders of the Series B Preferred Stock by reason of other events herein set forth, then and in each such case, the Company will promptly prepare a certificate of adjustment stating the adjusted Conversion Price and the new number of Conversion Shares so issuable, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such certificate of adjustment to each registered holder of Series B Preferred Stock.
     (k) Company to Prevent Dilution. If at any time or from time to time conditions arise by reason of action taken by the Company, which in the opinion of its Board of Directors, are not adequately covered by the provisions of this Section 6, and which might materially and adversely affect the conversion rights of the registered holders of Series B Preferred Stock, the Board of Directors of the Company shall appoint a firm of independent certified public accountants, which may be the firm regularly retained by the Company, which shall give its opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Section 6, necessary with respect to the Conversion Price, so as to preserve, without dilution, the conversion rights of the registered holders of the Series B Preferred Stock. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.
     (l) Reservation of Shares. The Company will authorize, reserve and set apart and have available for issuance at all times, free from preemptive rights, including, without limitation, rights derived from rights offerings, that number of shares of Common Stock which is deliverable upon the conversion of the Series B Preferred Stock, and the Company will have at all times any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all its obligations hereunder.
     (m) Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Conversion Shares upon conversion of any shares of the Series B Preferred Stock; provided, however, that the Company shall not be required to pay any federal or state income taxes or other taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Conversion Shares in a name other than that of the holder of the shares of the Series B Preferred Stock in respect of which such shares are being issued.
Section 7. Voting Rights. Except as otherwise required by law or expressly provided herein, the holders of shares of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Company and shall have such number of votes equal to the number of shares of Common Stock into which such holders’ shares of Series B Preferred Stock are convertible pursuant to the provisions hereof at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law or expressly provided herein, the holders of shares of Series B Preferred Stock, Other Series and Common Stock shall vote together as a single class, and not as separate classes. Such voting rights shall be in addition to the rights of holders of Series B Preferred Stock to vote on specific matters of Company business, as provided in the Stockholders’ Agreement.
Section 8. Preference Rights. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one or more series or classes of Junior Securities with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Series B Preferred Stock.
Section 9. Registration of Transfer. The Company will keep at its principal office a register for the registration of Series B Preferred Stock. Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Company will, at the written request of the record holder of such certificate, execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate.
Section 10. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred Stock and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution, an entity whose securities are traded or listed on any national securities exchange or recognized automated quotation system, or any subsidiary of the foregoing, then the holder’s own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
Section 11. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of Sections 1 through 11 of this part C without the prior written consent or affirmative vote of the holders of not less than a majority of the Series B Preferred Stock outstanding at the time such action is taken.
Section 12. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and will be deemed to have been given when so mailed or sent (a) to the Company, at its principal executive offices, and (b) to any stockholder, at such holder’s address as it appears in the stock records of the Company (unless otherwise indicated by notice given to the Company by any such holder).

D. SERIES C CONVERTIBLE PREFERRED STOCK
Section 1. Designation and Amount. The series of Preferred Stock designated and known as the “Series C Preferred Stock” shall have a par value of $.00004 per share and the number of shares constituting the Series C Preferred Stock shall be 361,098 shares. The Series C Preferred Stock shall have a stated value of $41.54 per share (the “Stated Value”), which shall be subject to appropriate arithmetic adjustment in the event of any stock splits, stock dividends, combinations of shares, recapitalizations or other such events relating to the Series C Preferred Stock occurring from time to time subsequent to the effective date of this Seventh Amended and Restated Certificate of Incorporation.
Section 2. Rank. The Series C Preferred Stock shall rank, in each case as to dividends, and as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary: (i) prior to all of the Company’s Common Stock, par value $.0000l per share (“Common Stock”), (ii) on a parity with the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock (collectively, for purposes of this Section D, the “Other Series”), and (iii) prior to any other class or series of capital stock of the Company hereafter created, unless with the affirmative written approval or consent of the holders of not less than a majority of the then issued and outstanding shares of Series C Preferred Stock, such other class or series of capital stock of the Company, by its terms, ranks on a parity with or senior on liquidation to the Series C Preferred Stock.
Section 3. Dividends. The Series C Preferred Stock shall not entitle the holders thereof to any dividends, except that, in the event that the Company shall at any time or from time to time declare or pay any dividend with respect to the Common Stock, any of the Other Series, or any other series of Preferred Stock which is hereafter created with or granted parity dividend rights with the Series C Preferred Stock, then the Company shall simultaneously declare or pay (as the case may be) an equal per share dividend (with all such dividends being calculated, with respect to Preferred Stock, on an “as converted” basis into Common Stock) on the outstanding shares of Series C Preferred Stock. Any and all dividends shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Company legally available therefor (valued at the fair market value thereof on the date of payment as determined by the Board of Directors of the Company), provided that, to the extent that funds or assets are not legally available for the payment of any declared dividend, then the Company shall pay such unpaid declared dividend promptly as funds or assets become legally available therefor, with payments to be made to the holders of All Series (on a pari passu “as converted” basis) prior to the payment of any dividends on the Common Stock or any Junior Securities (as such term is defined in Section 4(a) below).
Section 4. Liquidation Preference.
     (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive, prior to any holders of Common Stock or other class or series of Company Preferred Stock ranking junior to the Series C Preferred Stock (collectively, the “Junior Securities”), and concurrently on a ratable basis (in proportion to the respective preferential amounts payable to all subject holders) with the holders of any outstanding shares of Other Series or other Parity

Securities (as such term is hereinafter defined), an amount per share equal to the sum of (i) the then effective Stated Value of each outstanding share of Series C Preferred Stock, plus (ii) any and all declared and unpaid dividends thereon to the date of payment under this Section 4 (the “Series C Liquidation Preference”); and after the payment to all holders of Series C Preferred Stock of the full such Series C Liquidation Preference, the holders of Series C Preferred Stock shall not be entitled to any further payments in respect of the Series C Preferred Stock. If upon the occurrence of such event, the assets and funds available to be distributed among the holders of the Series C Preferred Stock, the holders of any outstanding Series A Preferred Stock, the holders of any outstanding shares of Other Series and the holders of any other shares of capital stock which, by their terms, and with the approval of the holders of not less than a majority of the issued and outstanding shares of Series C Preferred Stock on the date of issuance thereof, rank on liquidation on a parity with the Series C Preferred Stock (the “Parity Securities”) shall be insufficient to permit the payment, to the holders of the Series C Preferred Stock, Other Series and any other Parity Securities, of the full preferential amounts due to such holders, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series C Preferred Stock, Other Series and any other Parity Securities on a ratable basis in proportion to the respective preferential amounts payable to such holders, subject, however, to first being distributed to holders of any capital stock senior on liquidation to the Series C Preferred Stock to the extent permitted hereunder.
     (b) The (i) sale, conveyance or disposition of all or substantially all of the assets or outstanding capital stock of the Company to any person or entity, or (ii) consolidation, merger, acquisition, share exchange or other business combination of the Company with or into any other company or companies (other than a wholly-owned subsidiary of the Company), unless, in either case, the Company’s stockholders of record as constituted immediately prior to the consummation of such transaction (by virtue of the shares of the Company owned by such stockholders or securities issued solely with respect thereto as consideration for the Company’s acquisition or sale or otherwise) hold not less than 50% of the voting power of the acquiring or surviving entity, shall be treated as a liquidation, dissolution or winding up within the meaning of this Section 4.
     (c) The Company shall give written notice of any liquidation, dissolution or winding up reasonably in advance of the occurrence thereof, and each holder of Series C Preferred Stock may exercise such holder’s right of conversion pursuant to Section 6 below with respect to any or all shares of Series C Preferred Stock at any time prior to the effectiveness of the liquidation, dissolution or winding up.
Section 5. Redemption.
     (a) Mandatory Redemption. All of the outstanding Series C Preferred Stock shall be redeemed by the Company on the Redemption Date, in accordance with this Section 5; provided, however, that if (i) the holders of a majority of the aggregate outstanding Series C Preferred Stock, Series A Preferred Stock and Series B Preferred Stock (voting as a single class and with all shares having the number of votes equal to the number of shares of Common Stock then issuable upon conversion thereof) agree, at the request of the Company, to any delay or postponement (in whole or in part) of the redemption of (or payment of the redemption price in respect of) the shares of All Series on a ratable basis as further provided in this Section 5(a), and

(ii) the holders of a majority of the aggregate outstanding Series D Preferred Stock and Series E Preferred Stock (voting as a single class and with all shares having the number of votes equal to the number of shares of Common Stock then issuable upon conversion thereof) agree, at the request of the Company, to the same delay or postponement (in whole or in part) of the redemption of (or payment of the redemption price in respect of) the shares of All Series on a ratable basis as further provided in this Section 5(a), then such delay or postponement shall be binding upon all holders of Series C Preferred Stock and all holders of Other Series. The rights of the holders of Series C Preferred Stock to receive the redemption payments in respect of the Series C Preferred Stock shall rank pari passu with the rights of the holders of Other Series to receive any redemption payments in respect thereof. If, at the Redemption Date, the assets and funds legally available for such redemption payments shall be insufficient to permit the payment of all such redemption payments in respect of the Series C Preferred Stock and Other Series, then the entire assets and funds of the Company legally available for such redemption payments shall be paid to the holders of the Series C Preferred Stock and Other Series on a ratable basis in proportion to the respective amounts payable to such holders. Thereafter, the Company shall make additional redemption payments (on a ratable basis as aforesaid) as and when it has funds legally available for such purpose, and the Company shall use its best efforts and take all necessary and appropriate action to have funds legally available for such purpose when due and thereafter as promptly as practicable.
     (b) Redemption Price. The redemption price per share of Series C Preferred Stock shall be an amount equal to the sum of (i) the then effective Stated Value, plus (ii) all declared and unpaid dividends thereon to the date on which such redemption price is paid to the holder of the subject Series C Preferred Stock.
     (c) Payment of Redemption Price. Any and all redemption payments hereunder shall be paid to the subject holder by wire transfer of immediately available funds or by certified or bank cashier’s check. Against payment of such redemption price, the subject holder shall deliver to the Company for cancellation the certificate evidencing the Series C Preferred Stock so redeemed (or, in the event that such certificate has been lost, stolen, mutilated or destroyed, the subject holder shall deliver to the Company a lost certificate affidavit in form and substance reasonably satisfactory to the Company and its transfer agent, if any).
     (d) Replacement Certificates. In the event that any redemption payment hereunder shall be made with respect to less than all of the shares represented by any stock certificate tendered to the Company hereunder, the Company shall, at its expense, in conjunction with the payment of the redemption price for the shares redeemed, issue to the subject holder a new stock certificate representing the shares which were not redeemed.
     (e) Conversion Rights. Prior to the payment of the redemption price in respect of any shares of Series C Preferred Stock which the holder has required to be redeemed hereunder, the holder shall continue to have the right to convert any or all of such shares of Series C Preferred Stock into Common Stock in accordance with Section 6 below.

Section 6. Conversion into Common Stock.
     (a) Conversion. Each outstanding share of Series C Preferred Stock (i) may, at any time at the option of the holder thereof, be converted into Common Stock of the Company, and (ii) shall automatically be converted into Common Stock of the Company upon (A) the consummation of a Qualified Public Offering, or (B) upon written demand therefor by the Company to all holders of Series C Preferred Stock and Other Series simultaneously with or at any time subsequent to the consummation of a Qualified Sale Transaction, in each case initially at the rate of 4.5752 shares of Common Stock for each share of Series C Preferred Stock. The “Conversion Price” in respect of the Series C Preferred Stock shall initially be fixed at $9.0794 per share of Common Stock, and such Conversion Price shall be subject to adjustment from time to time as hereinafter provided in this Section 6; and upon each such adjustment, except pursuant to Section 6(g), the number of Conversion Shares receivable upon any conversion of a share of Series C Preferred Stock shall be adjusted to an amount equal to the then effective Stated Value of such share of Series C Preferred Stock divided by the adjusted Conversion Price.
     (b) Conversion Price Adjustment Formulas. If, at any time and from time to time on or after the effective date of this Seventh Amended and Restated Certificate of Incorporation (including, without limitation, upon issuance of the Series E Preferred Stock), the Company shall issue or sell (or be deemed to have issued or sold pursuant to Section 6(c)) any share of Common Stock (excluding any grant, issuance or sale described in Section 6(h)) for a consideration per share which is less than the Conversion Price in effect at the time of such issue or sale, then in each such case (except when a different method of adjusting the Conversion Price is provided in Section 6(d) or 6(f)), the Conversion Price shall be forthwith changed (but only, except as otherwise provided in Section 6(c)(3), if a reduction would result) to the price (calculated to the nearest one/one hundredth of a cent) determined by dividing (1) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale, multiplied by the then effective Conversion Price, plus (b) the total consideration, if any, received and deemed (in accordance with Section 6(c)) received by the Company upon such issue or sale, by (2) the total number of shares of Common Stock outstanding and deemed (in accordance with Section 6(c)) outstanding immediately after such issue or sale.
     No adjustment of the Conversion Price, however, shall be made in an amount less than one cent per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any subsequent adjustments so carried forward shall amount to one cent per share or more.
     (c) Constructive Issuances of Common Stock; Convertible Securities; Rights and Options. For purposes of Section 6(b), the following provisions shall also be applicable:
          (1) If at any time the Company shall in any manner grant any rights or options (except for the grant of any rights or options referred to in Section 6(h)) to subscribe for or to purchase Common Stock or any stock or securities convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in respect of the Series C Preferred Stock in effect as of the time of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (on and after the date of the granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in clause (3) below, no further adjustments of the Conversion Price shall be made upon the actual issue of shares of Common Stock or Convertible Securities upon exercise of such rights or options or upon the actual issue of shares of Common Stock upon conversion or exchange of such Convertible Securities.
          (2) If at any time the Company shall in any manner issue or sell any Convertible Securities (other than any Convertible Securities referred to in Section 6(h)), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in respect of the Series C Preferred Stock in effect as of the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (on and after the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided, that, except as otherwise specified in clause (3) below, (i) no further adjustments of the Conversion Price shall be made upon the actual issue of Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 6(c), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.
          (3) If the exercise price provided for in any right or option referred to in clause (1) of this Section 6(c), or the rate at which any Convertible Securities referred to in clauses (1) and (2) of this Section 6(c) are convertible into or exchangeable for Common Stock, shall change or a different exercise price or rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution) then, upon such change becoming effective, the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have been obtained had the adjustments made and required to be made under this Section 6(c) upon the issuance of such rights or options or Convertible Securities been made upon the basis of (and the total consideration received therefor) (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, (b) the issuance of all of Common Stock and all other rights, options and Convertible Securities issued after the issuance of such rights, options or Convertible Securities, and (c) the original issuance at the time of such change of any such options, rights and Convertible Securities then still outstanding. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect in respect of the Series C Preferred Stock shall forthwith be increased or decreased to such Conversion Price as would have obtained (i) had the adjustments made upon the issuance of such rights or options or such Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities, and (ii) had adjustments been made on the basis of the Conversion Price as adjusted under the immediately preceding clause (i) for all issues or sales of Common Stock or rights, options or Convertible Securities made after the issuance of such rights or options or such Convertible Securities. If the exercise price provided for in any right or option referred to in clause (1) of this Section 6(c), or the rate at which any Convertible Securities referred to in clauses (1) and (2) of this Section 6(c) are convertible into or exchangeable for shares of Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in the case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect in respect of the Series C Preferred Stock shall forthwith be decreased to such Conversion Price as would have obtained had the adjustments made upon issuance of such right or option or such Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.
          (4) If at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount paid to the Company therefor without deduction therefrom of any expenses incurred or any underwriting commissions, concessions or discounts, or finders’ fees or brokerage commissions, paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction therefrom of any expenses incurred or any underwriting commissions, concessions or discounts, or finders’ fees or brokerage commissions, paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any share of Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets of such merged corporation as such Board shall determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be.
          (5) If at any time the Company shall take a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in shares of Common Stock or in Convertible Securities, or (b) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
     (d) Stock Dividends. If at any time the Company shall declare a dividend or any other distribution upon any capital stock of the Company which is payable in shares of Common Stock, then the Conversion Price in respect of the Series C Preferred Stock in effect immediately prior to the declaration of such dividend or distribution shall be reduced to the quotient obtained by dividing (1) the product of (i) the number of shares of Common Stock outstanding and deemed (in accordance with Section 6(c)) to be outstanding immediately prior to such declaration, multiplied by (ii) the then effective Conversion Price, by (2) the total number of shares of Common Stock outstanding and deemed (in accordance with Section 6(c)) to be outstanding immediately after such declaration. All shares of Common Stock and all Convertible Securities issuable in payment of any dividend or other distribution upon the capital stock of the Company shall be deemed after such declaration to have been issued and sold without consideration.
     (e) Extraordinary Dividends and Distributions. If at any time the Company shall declare a dividend or any other distribution upon the Common Stock payable otherwise than out of current earnings, retained earnings or earned surplus and otherwise than in shares of Common Stock or Convertible Securities, then, except to the extent that such dividend or distribution shall have been paid to the holders of Series C Preferred Stock pursuant to Section 3, the Company shall set aside an equal per share dividend (calculated, with respect to the Series C Preferred Stock, on an “as converted” basis), which shall be payable to the holder of the subject Series C Preferred Stock upon conversion thereof into Common Stock. At such time as shares of Series C Preferred Stock are redeemed in accordance with Section 5, the corresponding amount set aside under this Section 6(e) may be returned to the general, unrestricted assets of the Company. To the extent that any dividend or distribution required to be set aside under this Section 6(e) shall be in a form other than cash, then the Company shall have the right, in lieu of setting aside such non-cash property, to set aside a cash amount equal to the fair value of such non-cash property as determined by the Board of Directors of the Company in good faith. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings, retained earnings or earned surplus only to the extent that such current earnings, retained earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution at the time of the declaration thereof, as determined by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purposes of such dividend or distribution, or, if a record is not taken, the date as of which the holders of record of Common Stock entitled to such dividend or distribution are to be determined.

     (f) Stock Splits and Reverse Splits. If at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in respect of the Series C Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced and the number of Conversion Shares receivable upon conversion of outstanding Series C Preferred Stock immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time the Company shall combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in respect of the Series C Preferred Stock in effect immediately prior to such combination shall be proportionately increased and the number of Conversion Shares receivable upon conversion of outstanding Series C Preferred Stock immediately prior to such combination shall be proportionately reduced.
     (g) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. If at any time the Company shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Company’s assets or a recapitalization of the Common Stock) in which the previously outstanding shares of Common Stock shall be changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the “Transaction”; the Company (in the case of a recapitalization of the Stock) or such other corporation being hereinafter referred to as the “Acquiring Company,” and the common stock of the Acquiring Company being hereinafter referred to as the “Acquirer’s Stock”), then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that, upon the basis and the terms and in the manner provided in this Section 6(g), each holder of Series C Preferred Stock, upon conversion of such Series C Preferred Stock at any time after the consummation of the Transaction, shall be entitled to receive, in lieu of the shares of Common Stock issuable upon such exercise prior to such consummation, at the election of such holder given by notice to the Company on or before the later of the day on which the holders of Common Stock approve the Transaction, or the thirtieth day following the date of delivery or mailing to such holder of the last proxy statement relating to the vote on the Transaction by the holders of Common Stock:
          (1) the stock and other securities, cash and property to which such holder would have been entitled upon the consummation of the Transaction if such holder had converted such Series C Preferred Stock immediately prior thereto (subject to adjustments from and after the date of the consummation of the Transaction (the “Consummation Date”) as nearly equivalent as possible to the adjustments provided for in this Section 6); or
          (2) only in the case of a Transaction consummated after an Initial Public Offering other than a Transaction in which the previously outstanding shares of Common Stock shall be exchangeable for cash only, if the Acquiring Company meets the requirements set forth in this Section 6(g), the number of shares of the Acquirer’s Stock or, if the Acquiring Company fails to meet, but a Parent (as defined in this Section 6(g)) does meet, such requirements, of such Parent’s common stock (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this Section 6), determined by dividing (i) the product obtained by multiplying (a) the number of shares of Common Stock to which the holder of such Series C Preferred Stock would have been entitled had such holder converted such

Series C Preferred Stock immediately prior to the consummation of the Transaction, times (b) the greater of the Conversion Price or the Acquisition Price (as defined in this Section 6(g)) in effect immediately prior to the consummation of the Transaction, by (ii) the Market Value of the Acquirer’s Stock on the date immediately prior to the consummation of the Transaction, preceding the Consummation Date.
For the purposes of this Section 6(g) only, the term “Market Value” shall mean, for any share of common stock on any date specified herein, the last sale price, regular way, on such date, or, if no sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the NYSE or, if not so reported, on the principal national securities exchange on which such stock is listed or if not listed or admitted to trading, the average of the closing bid and asked prices of such stock in the over-the-counter market as reported by Nasdaq or a similar organization; and the term “Acquisition Price” shall mean the consideration per share to be paid for or received by the holders of the previously-outstanding shares of Common Stock in accordance with the terms of the Transaction, determined (i) in the case where the holders of the previously outstanding Common Stock received solely shares of the Acquirer’s Stock in the Transaction, by multiplying the Market Value of the Acquirer’s Stock as of the date immediately preceding the Consummation Date by a fraction the numerator of which shall be the aggregate number of shares of the Acquirer’s Stock to be received in the Transaction in exchange for all of the previously outstanding shares of Common Stock and the denominator of-which shall be the aggregate number of such previously outstanding shares of Common Stock, and (ii) in any other case, by dividing the aggregate fair market value (using Market Value for any shares of the Acquirer’s Stock), as of the date immediately preceding the Consummation Date, of the aggregate consideration to be received by the holders of such previously outstanding shares of Common Stock by the number of shares of such previously outstanding Common Stock. The requirements referred to in clause (2) of this Section 6(g) with reference to the Acquiring Company or to a corporation (herein referred to as a “Parent”) which directly or indirectly controls the Acquiring Company are as follows: (x) its common stock is listed on the NYSE or a principal national securities exchange or bid and asked prices are reported with respect thereto by Nasdaq or a similar organization and such common stock continues to meet such requirements for listing thereon, (y) it is required to file, and in each of its three fiscal years immediately preceding the Consummation Date has filed, reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and (z) in the case of a Parent, such Parent is required to include the Acquiring Company in the consolidated financial statements contained in the Parent’s Annual Report on Form 10-K and is not itself included in the consolidated financial statements of any other person (other than its consolidated subsidiaries). Notwithstanding anything contained herein to the contrary, the Company shall not effect any Transaction unless prior to or simultaneously with the consummation of such Transaction the survivor or successor entity (if other than the Company) resulting from such Transaction shall (AA) assume by written instrument executed and delivered to each holder of Series C Preferred Stock the obligation to deliver to such holder of Series C Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive, and containing the express assumption of such successor entity of the due and punctual performance and observance of every provision of the Series C Preferred Stock to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder, and (BB) deliver to the holders of Series C Preferred Stock an opinion, in form, substance and from counsel reasonably satisfactory to the holders of Series C Preferred

Stock, to the effect that such written instrument has been duly authorized, executed and delivered by such successor entity and constitutes a legal, valid and binding instrument enforceable (subject to applicable bankruptcy and other similar laws affecting the enforcement of creditors’ rights generally) against such successor entity in accordance with its terms, and to such further effects as the holders of Series C Preferred Stock may reasonably request.
     (h) Exceptions to Adjustment of Conversion Price. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price in the case of (i) the issuance of shares of Common Stock upon conversion of the Series C Preferred Stock or any Other Series or any adjustment of the conversion price with respect thereto in accordance herewith, (ii) the issuance of options or warrants included within the Option/Warrant Pool, and the issuance of Common Stock upon the exercise of any such options or warrants (including options and warrants outstanding on the Date of First Issuance), and (iii) the issuance of shares of Common Stock in a Qualified Public Offering pursuant to an effective registration statement under the Securities Act.
     (i) Treasury Shares. The number of shares of Common Stock outstanding at any time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 6.
     (j) Certificate of Adjustment. Upon each adjustment of the Conversion Price in respect of the Series C Preferred Stock and upon each change in the number of Conversion Shares issuable upon the conversion of the Series C Preferred Stock, and in the event of any change in the rights of the holders of the Series C Preferred Stock by reason of other events herein set forth, then and in each such case, the Company will promptly prepare a certificate of adjustment stating the adjusted Conversion Price and the new number of Conversion Shares so issuable, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such certificate of adjustment to each registered holder of Series C Preferred Stock.
     (k) Company to Prevent Dilution. If at any time or from time to time conditions arise by reason of action taken by the Company, which in the opinion of its Board of Directors, are not adequately covered by the provisions of this Section 6, and which might materially and adversely affect the conversion rights of the registered holders of Series C Preferred Stock, the Board of Directors of the Company shall appoint a firm of independent certified public accountants, which may be the firm regularly retained by the Company, which shall give its opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Section 6, necessary with respect to the Conversion Price, so as to preserve, without dilution, the conversion rights of the registered holders of the Series C Preferred Stock. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.
     (l) Reservation of Shares. The Company will authorize, reserve and set apart and have available for issuance at all times, free from preemptive rights, including, without limitation, rights derived from rights offerings, that number of shares of Common Stock which is deliverable upon the conversion of the Series C Preferred Stock, and the Company will have at all times any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all its obligations hereunder.
     (m) Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Conversion Shares upon conversion of any shares of the Series C Preferred Stock; provided, however, that the Company shall not be required to pay any federal or state income taxes or other taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Conversion Shares in a name other than that of the holder of the shares of the Series C Preferred Stock in respect of which such shares are being issued.
Section 7. Voting Rights. Except as otherwise required by law or expressly provided herein, the holders of shares of Series C Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation and shall have such number of votes equal to the number of shares of Common Stock into which such holders’ shares of Series C Preferred Stock are convertible pursuant to the provisions hereof at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law or expressly provided herein, the holders of shares of Series C Preferred Stock, Other Series and Common Stock shall vote together as a single class, and not as separate classes. Such voting rights shall be in addition to the rights of holders of Series C Preferred Stock to vote on specific matters of Company business, as provided in the Stockholders’ Agreement.
Section 8. Preference Rights. Without prejudice to any required consent pursuant to the Stockholders’ Agreement, nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one or more series or classes of Junior Securities with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Series C Preferred Stock.
Section 9. Registration of Transfer. The Company will keep at its principal office a register for the registration of Series C Preferred Stock. Upon the surrender of any certificate representing Series C Preferred Stock at such place, the Company will, at the written request of the record holder of such certificate, execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate.
Section 10. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series C Preferred Stock and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution, an entity whose securities are traded or listed on any national securities exchange or recognized automated quotation system, or any subsidiary of the foregoing, then the holder’s own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
Section 11. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of Sections 1 through 11 hereof without the prior written consent or affirmative vote of the holders of not less than a majority of the Series C Preferred Stock outstanding at the time such action is taken.
Section 12. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and will be deemed to have been given when so mailed or sent (a) to the Company, at its principal executive offices, and (b) to any stockholder, at such holder’s address as it appears in the stock records of the Company (unless otherwise indicated by notice given to the Company by any such holder).
E. SERIES D CONVERTIBLE PREFERRED STOCK
Section 1. Designation and Amount. The series of Preferred Stock designated and known as the “Series D Preferred Stock” shall have a par value of $.00004 per share and the number of shares constituting the Series D Preferred Stock shall be 428,571 shares. The Series D Preferred Stock shall have a stated value of $3.50 per share (the “Stated Value”), which shall be subject to appropriate arithmetic adjustment in the event of any stock splits, stock dividends, combinations of shares, recapitalizations or other such events relating to the Series D Preferred Stock occurring from time to time subsequent to the effective date of this Seventh Amended and Restated Certificate of Incorporation.
Section 2. Rank. The Series D Preferred Stock shall rank, in each case as to dividends, and as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary: (i) prior to all of the Company’s Common Stock, par value $.0000l per share (“Common Stock”), (ii) on a parity with the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock and the Series E Preferred Stock (collectively, for purposes of this Section E, the “Other Series”), and (iii) prior to any other class or series of capital stock of the Company hereafter created, unless with the affirmative written approval or consent of the holders of not less than a majority of the then issued and outstanding shares of Series D Preferred Stock, such other class or series of capital stock of the Company, by its terms, ranks on a parity with or senior on liquidation to the Series D Preferred Stock.
Section 3. Dividends. The Series D Preferred Stock shall not entitle the holders thereof to any dividends, except that, in the event that the Company shall at any time or from time to time declare or pay any dividend with respect to the Common Stock, any of the Other Series or any other series of Preferred Stock which is hereafter created with or granted parity dividend rights with the Series D Preferred Stock, then the Company shall simultaneously declare or pay (as the case may be) an equal per share dividend (with all such dividends being calculated, with respect to Preferred Stock, on an “as converted” basis into Common Stock) on the outstanding shares of

Series D Preferred Stock. Any and all dividends shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Company legally available therefor (valued at the fair market value thereof on the date of payment as determined by the Board of Directors of the Company), provided that, to the extent that funds or assets are not legally available for the payment of any declared dividend, then the Company shall pay such unpaid declared dividend promptly as funds or assets become legally available therefor, with payments to be made to the holders of All Series (on a pari passu “as converted” basis) prior to the payment of any dividends on the Common Stock or any Junior Securities (as such term is defined in Section 4(a) below).
Section 4. Liquidation Preference.
     (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series D Preferred Stock shall be entitled to receive, prior to any holders of Common Stock or other class or series of Company Preferred Stock ranking junior to the Series D Preferred Stock (collectively, the “Junior Securities”), and concurrently on a ratable basis (in proportion to the respective preferential amounts payable to all subject holders) with the holders of any outstanding shares of Other Series or other Parity Securities (as such term is hereinafter defined), an amount per share equal to the sum of (i) the then effective Stated Value of each outstanding share of Series D Preferred Stock, plus (ii) any and all declared and unpaid dividends thereon to the date of payment under this Section 4 (the “Series D Liquidation Preference”); and after the payment to all holders of Series D Preferred Stock of the full such Series D Liquidation Preference, the holders of Series D Preferred Stock shall not be entitled to any further payments in respect of the Series D Preferred Stock. If upon the occurrence of such event, the assets and funds available to be distributed among the holders of the Series D Preferred Stock, the holders of any outstanding shares of Other Series and the holders of any other shares of capital stock which, by their terms, and with the approval of the holders of not less than a majority of the issued and outstanding shares of Series D Preferred Stock on the date of issuance thereof, rank on liquidation on a parity with the Series D Preferred Stock (the “Parity Securities”) shall be insufficient to permit the payment, to the holders of the Series D Preferred Stock, Other Series and any other Parity Securities, of the full preferential amounts due to such holders, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series D Preferred Stock, Other Series and any other Parity Securities on a ratable basis in proportion to the respective preferential amounts payable to such holders, subject, however, to first being distributed to holders of any capital stock senior on liquidation to the Series D Preferred Stock to the extent permitted hereunder.
     (b) The (i) sale, conveyance or disposition of all or substantially all of the assets or outstanding capital stock of the Company to any person or entity, or (ii) consolidation, merger, acquisition, share exchange or other business combination of the Company with or into any other company or companies (other than a wholly-owned subsidiary of the Company), unless, in either case, the Company’s stockholders of record as constituted immediately prior to the consummation of such transaction (by virtue of the shares of the Company owned by such stockholders or securities issued solely with respect thereto as consideration for the Company’s acquisition or sale or otherwise) hold not less than 50% of the voting power of the acquiring or surviving entity, shall be treated as a liquidation, dissolution or winding up within the meaning of this Section 4.
     (c) The Company shall give written notice of any liquidation, dissolution or winding up reasonably in advance of the occurrence thereof, and each holder of Series D Preferred Stock may exercise such holder’s right of conversion pursuant to Section 6 below with respect to any or all shares of Series D Preferred Stock at any time prior to the effectiveness of the liquidation, dissolution or winding up.
Section 5. Redemption.
     (a) Mandatory Redemption. All of the outstanding Series D Preferred Stock shall be redeemed by the Company on the Redemption Date, in accordance with this Section 5; provided, however, that if (i) the holders of a majority of the aggregate outstanding Series D Preferred Stock and Series E Preferred Stock (voting as a single class and with all shares having the number of votes equal to the number of shares of Common Stock then issuable upon conversion thereof) agree, at the request of the Company, to any delay or postponement (in whole or in part) of the redemption of (or payment of the redemption price in respect of) the shares of All Series on a ratable basis as further provided in this Section 5(a), and (ii) the holders of a majority of the aggregate outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting as a single class and with all shares having the number of votes equal to the number of shares of Common Stock then issuable upon conversion thereof) agree, at the request of the Company, to the same delay or postponement (in whole or in part) of the redemption of (or payment of the redemption price in respect of) the shares of All Series on a ratable basis as further provided in this Section 5(a), then such delay or postponement shall be binding upon all holders of Series D Preferred Stock and all holders of Other Series. The rights of the holders of Series D Preferred Stock to receive the redemption payments in respect of the Series D Preferred Stock shall rank pari passu with the rights of the holders of Other Series to receive any redemption payments in respect thereof. If, at the Redemption Date, the assets and funds legally available for such redemption payments shall be insufficient to permit the payment of all such redemption payments in respect of the Series D Preferred Stock and Other Series, then the entire assets and funds of the Company legally available for such redemption payments shall be paid to the holders of the Series D Preferred Stock and Other Series, on a ratable basis in proportion to the respective amounts due and payable to such holders. Thereafter, the Company shall make additional redemption payments (on a ratable basis as aforesaid) as and when it has funds legally available for such purpose, and the Company shall use its best efforts and take all necessary and appropriate action to have funds legally available for such purpose when due and thereafter as promptly as practicable.
     (b) Redemption Price. The redemption price per share of Series D Preferred Stock shall be an amount equal to the sum of (i) the then effective Stated Value, plus (ii) all declared and unpaid dividends thereon to the date on which such redemption price is paid to the holder of the subject Series D Preferred Stock.
     (c) Payment of Redemption Price. Any and all redemption payments hereunder shall be paid to the subject holder by wire transfer of immediately available funds or by certified or bank cashier’s check. Against payment of such redemption price, the subject holder shall deliver to the Company for cancellation the certificate evidencing the Series D Preferred Stock so redeemed (or, in the event that such certificate has been lost, stolen, mutilated or destroyed, the subject holder shall deliver to the Company a lost certificate affidavit in form and substance reasonably satisfactory to the Company and its transfer agent, if any).
     (d) Replacement Certificates. In the event that any redemption payment hereunder shall be made with respect to less than all of the shares represented by any stock certificate tendered to the Company hereunder, the Company shall, at its expense, in conjunction with the payment of the redemption price for the shares redeemed, issue to the subject holder a new stock certificate representing the shares which were not redeemed.
     (e) Conversion Rights. Prior to the payment of the redemption price in respect of any shares of Series D Preferred Stock which the holder has required to be redeemed hereunder, the holder shall continue to have the right to convert any or all of such shares of Series D Preferred Stock into Common Stock in accordance with Section 6 below.
Section 6. Conversion into Common Stock.
     (a) Conversion. Each outstanding share of Series D Preferred Stock (i) may, at any time at the option of the holder thereof, be converted into Common Stock of the Company, and (ii) shall automatically be converted into Common Stock of the Company upon (A) the consummation of a Qualified Public Offering, or (B) upon written demand therefor by the Company to all holders of Series D Preferred Stock and Other Series simultaneously with or at any time subsequent to the consummation of a Qualified Sale Transaction, in each case initially at the rate of one (1) share of Common Stock for each share of Series D Preferred Stock. The “Conversion Price” in respect of the Series D Preferred Stock shall initially be fixed at $3.50 per share of Common Stock, and such Conversion Price shall be subject to adjustment from time to time as hereinafter provided in this Section 6; and upon each such adjustment, except pursuant to Section 6(g), the number of Conversion Shares receivable upon any conversion of a share of Series D Preferred Stock shall be adjusted to an amount equal to the then effective Stated Value of such share of Series D Preferred Stock divided by the adjusted Conversion Price.
     (b) Conversion Price Adjustment Formulas. If, at any time and from time to time after the effective date of this Seventh Amended and Restated Certificate of Incorporation, the Company shall issue or sell (or be deemed to have issued or sold pursuant to Section 6(c)) any share of Common Stock (excluding any grant, issuance or sale described in Section 6(h)) for a consideration per share which is less than the Conversion Price in effect at the time of such issue or sale, then in each such case (except when a different method of adjusting the Conversion Price is provided in Section 6(d) or 6(f)), the Conversion Price shall be forthwith changed (but only, except as otherwise provided in Section 6(c)(3), if a reduction would result) to the price (calculated to the nearest one/one hundredth of a cent) determined by dividing (1) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale, multiplied by the then effective Conversion Price, plus (b) the total consideration, if any, received and deemed (in accordance with Section 6(c)) received by the Company upon such issue or sale, by (2) the total number of shares of Common Stock outstanding and deemed (in accordance with Section 6(c)) outstanding immediately after such issue or sale.

     No adjustment of the Conversion Price, however, shall be made in an amount less than one cent per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any subsequent adjustments so carried forward shall amount to one cent per share or more.
     (c) Constructive Issuances of Common Stock; Convertible Securities; Rights and Options. For purposes of Section 6(b), the following provisions shall also be applicable:
          (1) If at any time the Company shall in any manner grant any rights or options (except for the grant of any rights or options referred to in Section 6(h)) to subscribe for or to purchase Common Stock or any stock or securities convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in respect of the Series D Preferred Stock in effect as of the time of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (on and after the date of the granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in clause (3) below, no further adjustments of the Conversion Price shall be made upon the actual issue of shares of Common Stock or Convertible Securities upon exercise of such rights or options or upon the actual issue of shares of Common Stock upon conversion or exchange of such Convertible Securities.
          (2) If at any time the Company shall in any manner issue or sell any Convertible Securities (other than any Convertible Securities referred to in Section 6(h)), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in respect of the Series D Preferred Stock in effect as of the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (on and after the date of the issue or sale of such Convertible

Securities) be deemed to be outstanding and to have been issued for such price per share, provided, that, except as otherwise specified in clause (3) below, (i) no further adjustments of the Conversion Price shall be made upon the actual issue of Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 6(c), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.
          (3) If the exercise price provided for in any right or option referred to in clause (1) of this Section 6(c), or the rate at which any Convertible Securities referred to in clauses (1) and (2) of this Section 6(c) are convertible into or exchangeable for Common Stock, shall change or a different exercise price or rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution) then, upon such change becoming effective, the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have been obtained had the adjustments made and required to be made under this Section 6(c) upon the issuance of such rights or options or Convertible Securities been made upon the basis of (and the total consideration received therefor) (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, (b) the issuance of all of Common Stock and all other rights, options and Convertible Securities issued after the issuance of such rights, options or Convertible Securities, and (c) the original issuance at the time of such change of any such options, rights and Convertible Securities then still outstanding. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect in respect of the Series D Preferred Stock shall forthwith be increased or decreased to such Conversion Price as would have obtained (i) had the adjustments made upon the issuance of such rights or options or such Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities, and (ii) had adjustments been made on the basis of the Conversion Price as adjusted under the immediately preceding clause (i) for all issues or sales of Common Stock or rights, options or Convertible Securities made after the issuance of such rights or options or such Convertible Securities. If the exercise price provided for in any right or option referred to in clause (1) of this Section 6(c), or the rate at which any Convertible Securities referred to in clauses (1) and (2) of this Section 6(c) are convertible into or exchangeable for shares of Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in the case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect in respect of the Series D Preferred Stock shall forthwith be decreased to such Conversion Price as would have obtained had the adjustments made upon issuance of such right or option or such Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.
          (4) If at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount paid to the Company therefor without deduction therefrom of any expenses incurred or any underwriting commissions, concessions or discounts, or finders’ fees or brokerage commissions, paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction therefrom of any expenses incurred or any underwriting commissions, concessions or discounts, or finders’ fees or brokerage commissions, paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any share of Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets of such merged corporation as such Board shall determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be.
          (5) If at any time the Company shall take a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in shares of Common Stock or in Convertible Securities, or (b) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
     (d) Stock Dividends. If at any time the Company shall declare a dividend or any other distribution upon any capital stock of the Company which is payable in shares of Common Stock, then the Conversion Price in respect of the Series D Preferred Stock in effect immediately prior to the declaration of such dividend or distribution shall be reduced to the quotient obtained by dividing (1) the product of (i) the number of shares of Common Stock outstanding and deemed (in accordance with Section 6(c)) to be outstanding immediately prior to such declaration, multiplied by (ii) the then effective Conversion Price, by (2) the total number of shares of Common Stock outstanding and deemed (in accordance with Section 6(c)) to be outstanding immediately after such declaration. All shares of Common Stock and all Convertible Securities issuable in payment of any dividend or other distribution upon the capital stock of the Company shall be deemed after such declaration to have been issued and sold without consideration.
     (e) Extraordinary Dividends and Distributions. If at any time the Company shall declare a dividend or any other distribution upon the Common Stock payable otherwise than out of current earnings, retained earnings or earned surplus and otherwise than in shares of Common Stock or Convertible Securities, then, except to the extent that such dividend or distribution shall have been paid to the holders of Series D Preferred Stock pursuant to Section 3, the Company shall set aside an equal per share dividend (calculated, with respect to the Series D Preferred Stock, on an “as converted” basis), which shall be payable to the holder of the subject Series D Preferred Stock upon conversion thereof into Common Stock. At such time as shares of Series D

Preferred Stock are redeemed in accordance with Section 5, the corresponding amount set aside under this Section 6(e) may be returned to the general, unrestricted assets of the Company. To the extent that any dividend or distribution required to be set aside under this Section 6(e) shall be in a form other than cash, then the Company shall have the right, in lieu of setting aside such non-cash property, to set aside a cash amount equal to the fair value of such non-cash property as determined by the Board of Directors of the Company in good faith. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings, retained earnings or earned surplus only to the extent that such current earnings, retained earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution at the time of the declaration thereof, as determined by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purposes of such dividend or distribution, or, if a record is not taken, the date as of which the holders of record of Common Stock entitled to such dividend or distribution are to be determined.
     (f) Stock Splits and Reverse Splits. If at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in respect of the Series D Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced and the number of Conversion Shares receivable upon conversion of outstanding Series D Preferred Stock immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time the Company shall combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in respect of the Series D Preferred Stock in effect immediately prior to such combination shall be proportionately increased and the number of Conversion Shares receivable upon conversion of outstanding Series D Preferred Stock immediately prior to such combination shall be proportionately reduced.
     (g) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. If at any time the Company shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Company’s assets or a recapitalization of the Common Stock) in which the previously outstanding shares of Common Stock shall be changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the “Transaction”; the Company (in the case of a recapitalization of the Stock) or such other corporation being hereinafter referred to as the “Acquiring Company,” and the common stock of the Acquiring Company being hereinafter referred to as the “Acquirer’s Stock”), then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that, upon the basis and the terms and in the manner provided in this Section 6(g), each holder of Series D Preferred Stock, upon conversion of such Series D Preferred Stock at any time after the consummation of the Transaction, shall be entitled to receive, in lieu of the shares of Common Stock issuable upon such exercise prior to such consummation, at the election of such holder given by notice to the Company on or before the later of the day on which the holders of Common Stock approve the Transaction, or the thirtieth day following the date of delivery or mailing to such holder of the last proxy statement relating to the vote on the Transaction by the holders of Common Stock:

          (1) the stock and other securities, cash and property to which such holder would have been entitled upon the consummation of the Transaction if such holder had converted such Series D Preferred Stock immediately prior thereto (subject to adjustments from and after the date of the consummation of the Transaction (the “Consummation Date”) as nearly equivalent as possible to the adjustments provided for in this Section 6); or
          (2) only in the case of a Transaction consummated after an Initial Public Offering other than a Transaction in which the previously outstanding shares of Common Stock shall be exchangeable for cash only, if the Acquiring Company meets the requirements set forth in this Section 6(g), the number of shares of the Acquirer’s Stock or, if the Acquiring Company fails to meet, but a Parent (as defined in this Section 6(g)) does meet, such requirements, of such Parent’s common stock (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this Section 6), determined by dividing (i) the product obtained by multiplying (a) the number of shares of Common Stock to which the holder of such Series D Preferred Stock would have been entitled had such holder converted such Series D Preferred Stock immediately prior to the consummation of the Transaction, times (b) the greater of the Conversion Price or the Acquisition Price (as defined in this Section 6(g)) in effect immediately prior to the consummation of the Transaction, by (ii) the Market Value of the Acquirer’s Stock on the date immediately prior to the consummation of the Transaction, preceding the Consummation Date.
For the purposes of this Section 6(g) only, the term “Market Value” shall mean, for any share of common stock on any date specified herein, the last sale price, regular way, on such date, or, if no sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the NYSE or, if not so reported, on the principal national securities exchange on which such stock is listed or if not listed or admitted to trading, the average of the closing bid and asked prices of such stock in the over-the-counter market as reported by Nasdaq or a similar organization; and the term “Acquisition Price” shall mean the consideration per share to be paid for or received by the holders of the previously-outstanding shares of Common Stock in accordance with the terms of the Transaction, determined (i) in the case where the holders of the previously outstanding Common Stock received solely shares of the Acquirer’s Stock in the Transaction, by multiplying the Market Value of the Acquirer’s Stock as of the date immediately preceding the Consummation Date by a fraction the numerator of which shall be the aggregate number of shares of the Acquirer’s Stock to be received in the Transaction in exchange for all of the previously outstanding shares of Common Stock and the denominator of which shall be the aggregate number of such previously outstanding shares of Common Stock, and (ii) in any other case, by dividing the aggregate fair market value (using Market Value for any shares of the Acquirer’s Stock), as of the date immediately preceding the Consummation Date, of the aggregate consideration to be received by the holders of such previously outstanding shares of Common Stock by the number of shares of such previously outstanding Common Stock. The requirements referred to in clause (2) of this Section 6(g) with reference to the Acquiring Company or to a corporation (herein referred to as a “Parent”) which directly or indirectly controls the Acquiring Company are as follows: (x) its common stock is listed on the NYSE or a principal national securities exchange or bid and asked prices are reported with respect thereto by Nasdaq or a similar organization and such common stock continues to meet such requirements for listing thereon, (y) it is required to file, and in each of its three fiscal years immediately preceding the Consummation Date has filed, reports with the

Commission pursuant to Section 13 or 15(d) of the Exchange Act, and (z) in the case of a Parent, such Parent is required to include the Acquiring Company in the consolidated financial statements contained in the Parent’s Annual Report on Form 10-K arid is not itself included in the consolidated financial statements of any other person (other than its consolidated subsidiaries). Notwithstanding anything contained herein to the contrary, the Company shall not effect any Transaction unless prior to or simultaneously with the consummation of such Transaction the survivor or successor entity (if other than the Company) resulting from such Transaction shall (AA) assume by written instrument executed and delivered to each holder of Series D Preferred Stock the obligation to deliver to such holder of Series D Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive, and containing the express assumption of such successor entity of the due and punctual performance and observance of every provision of the Series D Preferred Stock to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder, and (BB) deliver to the holders of Series D Preferred Stock an opinion, in form, substance and from counsel reasonably satisfactory to the holders of Series D Preferred Stock, to the effect that such written instrument has been duly authorized, executed and delivered by such successor entity and constitutes a legal, valid and binding instrument enforceable (subject to applicable bankruptcy and other similar laws affecting the enforcement of creditors’ rights generally) against such successor entity in accordance with its terms, and to such further effects as the holders of Series D Preferred Stock may reasonably request.
     (h) Exceptions to Adjustment of Conversion Price. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price in the case of (i) the issuance of shares of Common Stock upon conversion of the Series D Preferred Stock or any Other Series or any adjustment of the conversion price with respect thereto in accordance herewith, (ii) the issuance of options or warrants included within the Option/Warrant Pool, and the issuance of Common Stock upon the exercise of any such options or warrants (including options and warrants outstanding on the Date of First Issuance), and (iii) the issuance of shares of Common Stock in a Qualified Public Offering pursuant to an effective registration statement under the Securities Act.
     (i) Treasury Shares. The number of shares of Common Stock outstanding at any time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 6.
     (j) Certificate of Adjustment. Upon each adjustment of the Conversion Price in respect of the Series D Preferred Stock and upon each change in the number of Conversion Shares issuable upon the conversion of the Series D Preferred Stock, and in the event of any change in the rights of the holders of the Series D Preferred Stock by reason of other events herein set forth, then and in each such case, the Company will promptly prepare a certificate of adjustment stating the adjusted Conversion Price and the new number of Conversion Shares so issuable, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such certificate of adjustment to each registered holder of Series D Preferred Stock.

     (k) Company to Prevent Dilution. If at any time or from time to time conditions arise by reason of action taken by the Company, which in the opinion of its Board of Directors, are not adequately covered by the provisions of this Section 6, and which might materially and adversely affect the conversion rights of the registered holders of Series D Preferred Stock, the Board of Directors of the Company shall appoint a firm of independent certified public accountants, which may be the firm regularly retained by the Company, which shall give its opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Section 6, necessary with respect to the Conversion Price, so as to preserve, without dilution, the conversion rights of the registered holders of the Series D Preferred Stock. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.
     (l) Reservation of Shares. The Company will authorize, reserve and set apart and have available for issuance at all times, free from preemptive rights, including, without limitation, rights derived from rights offerings, that number of shares of Common Stock which is deliverable upon the conversion of the Series D Preferred Stock, and the Company will have at all times any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all its obligations hereunder.
     (m) Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Conversion Shares upon conversion of any shares of the Series D Preferred Stock; provided, however, that the Company shall not be required to pay any federal or state income taxes or other taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Conversion Shares in a name other than that of the holder of the shares of the Series D Preferred Stock in respect of which such shares are being issued.
Section 7. Voting Rights. Except as otherwise required by law or expressly provided herein, the holders of shares of Series D Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation and shall have such number of votes equal to the number of shares of Common Stock into which such holders’ shares of Series D Preferred Stock are convertible pursuant to the provisions hereof at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law or expressly provided herein, the holders of shares of Series D Preferred Stock, Other Series and Common Stock shall vote together as a single class, and not as separate classes.
Section 8. Preference Rights. Without prejudice to any required consent pursuant to the Series D Stock Purchase Agreement, nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one or more series or classes of Junior Securities with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Series D Preferred Stock.
Section 9. Registration of Transfer. The Company will keep at its principal office a register for the registration of Series D Preferred Stock. Upon the surrender of any certificate representing Series D Preferred Stock at such place, the Company will, at the written request of the record holder of such certificate, execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate.
Section 10. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series D Preferred Stock and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution, an entity whose securities are traded or listed on any national securities exchange or recognized automated quotation system, or any subsidiary of the foregoing, then the holder’s own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
Section 11. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of Sections 1 through 11 hereof without the prior written consent or affirmative vote of the holders of not less than a majority of the Series D Preferred Stock outstanding at the time such action is taken.
Section 12. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and will be deemed to have been given when so mailed or sent (a) to the Company, at its principal executive offices, and (b) to any stockholder, at such holder’s address as it appears in the stock records of the Company (unless otherwise indicated by notice given to the Company by any such holder).
F. SERIES E CONVERTIBLE PREFERRED STOCK
Section 1. Designation and Amount. The series of Preferred Stock designated and known as the “Series E Preferred Stock” shall have a par value of $.00004 per share and the number of shares constituting the Series E Preferred Stock shall be 312,121 shares. The Series E Preferred Stock shall have a stated value of $6.00 per share (the “Stated Value”), which shall be subject to appropriate arithmetic adjustment in the event of any stock splits, stock dividends, combinations of shares, recapitalizations or other such events relating to the Series E Preferred Stock occurring from time to time subsequent to the effective date of this Seventh Amended and Restated Certificate of Incorporation.
Section 2. Rank. The Series E Preferred Stock shall rank, in each case as to dividends, and as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary: (i) prior to all of the Company’s Common Stock, par value $.00001 per share (“Common Stock”), (ii) on a parity with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock (collectively, for purposes of this Section F, the “Other Series”), and (iii) prior to any other class or series of capital stock of the Company hereafter created, unless with the affirmative written approval or consent of the holders of not less than a majority of the then issued and outstanding shares of Series E Preferred Stock, such other class or series of capital stock of the Company, by its terms, ranks on a parity with or senior on liquidation to the Series E Preferred Stock.
Section 3. Dividends. The Series E Preferred Stock shall not entitle the holders thereof to any dividends, except that, in the event that the Company shall at any time or from time to time declare or pay any dividend with respect to the Common Stock, any of the Other Series, or any other series of Preferred Stock which is hereafter created with or granted parity dividend rights with the Series E Preferred Stock, then the Company shall simultaneously declare or pay (as the case may be) an equal per share dividend (with all such dividends being calculated, with respect to Preferred Stock, on an “as converted” basis into Common Stock) on the outstanding shares of Series E Preferred Stock. Any and all dividends shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Company legally available therefor (valued at the fair market value thereof on the date of payment as determined by the Board of Directors of the Company), provided that, to the extent that funds or assets are not legally available for the payment of any declared dividend, then the Company shall pay such unpaid declared dividend promptly as funds or assets become legally available therefor, with payments to be made to the holders of All Series (on a pari passu “as converted” basis) prior to the payment of any dividends on the Common Stock or any Junior Securities (as such term is defined in Section 4(a) below).
Section 4. Liquidation Preference.
     (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series E Preferred Stock shall be entitled to receive, prior to any holders of Common Stock or other class or series of Company Preferred Stock ranking junior to the Series E Preferred Stock (collectively, the “Junior Securities”), and concurrently on a ratable basis (in proportion to the respective preferential amounts payable to all subject holders) with the holders of any outstanding shares of Other Series or other Parity Securities (as such term is hereinafter defined), an amount per share equal to the sum of (i) the then effective Stated Value of each outstanding share of Series E Preferred Stock, plus (ii) any and all declared and unpaid dividends thereon to the date of payment under this Section 4 (the “Series E Liquidation Preference”); and after the payment to all holders of Series E Preferred Stock of the full such Series E Liquidation Preference, the holders of Series E Preferred Stock shall not be entitled to any further payments in respect of the Series E Preferred Stock. If upon the occurrence of such event, the assets and funds available to be distributed among the holders of the Series E Preferred Stock, the holders of any outstanding shares of Other Series and the holders of any other shares of capital stock which, by their terms, and with the approval of the holders of not less than a majority of the issued and outstanding shares of Series E Preferred Stock on the date of issuance thereof, rank on liquidation on a parity with the Series E Preferred Stock (the “Parity Securities”) shall be insufficient to permit the payment, to the holders of the Series E Preferred Stock, Other Series and any other Parity Securities, of the full preferential amounts due to such holders, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series E Preferred Stock, Other Series and any other Parity Securities on a ratable basis in proportion to the respective preferential amounts payable to such holders, subject, however, to first being distributed to holders of any capital stock senior on liquidation to the Series E Preferred Stock to the extent permitted hereunder.
     (b) The (i) sale, conveyance or disposition of all or substantially all of the assets or outstanding capital stock of the Company to any person or entity, or (ii) consolidation, merger, acquisition, share exchange or other business combination of the Company with or into any other company or companies (other than a wholly-owned subsidiary of the Company), unless, in either case, the Company’s stockholders of record as constituted immediately prior to the consummation of such transaction (by virtue of the shares of the Company owned by such stockholders or securities issued solely with respect thereto as consideration for the Company’s acquisition or sale or otherwise) hold not less than 50% of the voting power of the acquiring or surviving entity, shall be treated as a liquidation, dissolution or winding up within the meaning of this Section 4.
     (c) The Company shall give written notice of any liquidation, dissolution or winding up reasonably in advance of the occurrence thereof, and each holder of Series E Preferred Stock may exercise such holder’s right of conversion pursuant to Section 6 below with respect to any or all shares of Series E Preferred Stock at any time prior to the effectiveness of the liquidation, dissolution or winding up.
Section 5. Redemption.
     (a) Mandatory Redemption. All of the outstanding Series E Preferred Stock shall be redeemed by the Company on the Redemption Date, in accordance with this Section 5; provided, however, that if (i) the holders of a majority of the aggregate outstanding Series E Preferred Stock and Series D Preferred Stock (voting as a single class and with all shares having the number of votes equal to the number of shares of Common Stock then issuable upon conversion thereof) agree, at the request of the Company, to any delay or postponement (in whole or in part) of the redemption of (or payment of the redemption price in respect of) the shares of All Series on a ratable basis as further provided in this Section 5(a), and (ii) the holders of a majority of the aggregate outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting as a single class and with all shares having the number of votes equal to the number of shares of Common Stock then issuable upon conversion thereof) agree, at the request of the Company, to the same delay or postponement (in whole or in part) of the redemption of (or payment of the redemption price in respect of) the shares of All Series on a ratable basis as further provided in this Section 5(a), then such delay or postponement shall be binding upon all holders of Series E Preferred Stock and all holders of Other Series. The rights of the holders of Series E Preferred Stock to receive the redemption payments in respect of the Series E Preferred Stock shall rank pari passu with the rights of the holders of Other Series to receive any redemption payments in respect thereof. If, at the Redemption Date, the assets and funds legally available for such redemption payments shall be insufficient to permit the payment of all such redemption payments in respect of the Series E Preferred Stock and Other Series, then the entire assets and funds of the Company legally available for such redemption payments shall be paid to the holders of the Series E Preferred Stock and Other Series on a ratable basis in proportion to the respective amounts due and payable to such holders. Thereafter, the Company shall make additional redemption payments (on a ratable basis as aforesaid) as and when it has funds legally available for such purpose, and the Company shall use its best efforts and take all necessary and appropriate action to have funds legally available for such purpose when due and thereafter as promptly as practicable.
     (b) Redemption Price. The redemption price per share of Series E Preferred Stock shall be an amount equal to the sum of (i) the then effective Stated Value, plus (ii) all declared and unpaid dividends thereon to the date on which such redemption price is paid to the holder of the subject Series E Preferred Stock.
     (c) Payment of Redemption Price. Any and all redemption payments hereunder shall be paid to the subject holder by wire transfer of immediately available funds or by certified or bank cashier’s check. Against payment of such redemption price, the subject holder shall deliver to the Company for cancellation the certificate evidencing the Series E Preferred Stock so redeemed (or, in the event that such certificate has been lost, stolen, mutilated or destroyed, the subject holder shall deliver to the Company a lost certificate affidavit in form and substance reasonably satisfactory to the Company and its transfer agent, if any).
     (d) Replacement Certificates. In the event that any redemption payment hereunder shall be made with respect to less than all of the shares represented by any stock certificate tendered to the Company hereunder, the Company shall, at its expense, in conjunction with the payment of the redemption price for the shares redeemed, issue to the subject holder a new stock certificate representing the shares which were not redeemed.
     (e) Conversion Rights. Prior to the payment of the redemption price in respect of any shares of Series E Preferred Stock which the holder has required to be redeemed hereunder, the holder shall continue to have the right to convert any or all of such shares of Series E Preferred Stock into Common Stock in accordance with Section 6 below.
Section 6. Conversion into Common Stock.
     (a) Conversion. Each outstanding share of Series E Preferred Stock (i) may, at any time at the option of the holder thereof, be converted into Common Stock of the Company, and (ii) shall automatically be converted into Common Stock of the Company upon (A) the consummation of a Qualified Public Offering, or (B) upon written demand therefor by the Company to all holders of Series E Preferred Stock and Other Series simultaneously with or at any time subsequent to the consummation of a Qualified Sale Transaction, in each case initially at the rate of one (1) share of Common Stock for each share of Series E Preferred Stock. The “Conversion Price” in respect of the Series E Preferred Stock shall initially be fixed at $6.00 per share of Common Stock, and such Conversion Price shall be subject to adjustment from time to time as hereinafter provided in this Section 6; and upon each such adjustment, except pursuant to Section 6(g), the number of Conversion Shares receivable upon any conversion of a share of Series E Preferred Stock shall be adjusted to an amount equal to the then effective Stated Value of such share of Series E Preferred Stock divided by the adjusted Conversion Price.
     (b) Conversion Price Adjustment Formulas. If, at any time and from time to time after the effective date of this Seventh Amended and Restated Certificate of Incorporation, the Company shall issue or sell (or be deemed to have issued or sold pursuant to Section 6(c)) any share of Common Stock (excluding any grant, issuance or sale described in Section 6(h)) for a consideration per share which is less than the Conversion Price in effect at the time of such issue or sale, then in each such case (except when a different method of adjusting the Conversion Price is provided in Section 6(d) or 6(f)), the Conversion Price shall be forthwith changed (but only, except as otherwise provided in Section 6(c)(3), if a reduction would result) to the price (calculated to the nearest one/one hundredth of a cent) determined by dividing (1) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale, multiplied by the then effective Conversion Price, plus (b) the total consideration, if any, received and deemed (in accordance with Section 6(c)) received by the Company upon such issue or sale, by (2) the total number of shares of Common Stock outstanding and deemed (in accordance with Section 6(c)) outstanding immediately after such issue or sale.
     No adjustment of the Conversion Price, however, shall be made in an amount less than one cent per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any subsequent adjustments so carried forward shall amount to one cent per share or more.
     (c) Constructive Issuances of Common Stock; Convertible Securities; Rights and Options. For purposes of Section 6(b), the following provisions shall also be applicable:
          (1) If at any time the Company shall in any manner grant any rights or options (except for the grant of any rights or options referred to in Section 6(h)) to subscribe for or to purchase Common Stock or any stock or securities convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in respect of the Series E Preferred Stock in effect as of the time of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (on and after the date of the granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in clause (3) below, no further adjustments of the Conversion Price shall be made upon the actual issue of shares of Common Stock or Convertible Securities upon exercise of such rights or options or upon the actual issue of shares of Common Stock upon conversion or exchange of such Convertible Securities.

          (2) If at any time the Company shall in any manner issue or sell any Convertible Securities (other than any Convertible Securities referred to in Section 6(h)), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in respect of the Series E Preferred Stock in effect as of the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (on and after the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided, that, except as otherwise specified in clause (3) below, (i) no further adjustments of the Conversion Price shall be made upon the actual issue of Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 6(c), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.
          (3) If the exercise price provided for in any right or option referred to in clause (1) of this Section 6(c), or the rate at which any Convertible Securities referred to in clauses (1) and (2) of this Section 6(c) are convertible into or exchangeable for Common Stock, shall change or a different exercise price or rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution) then, upon such change becoming effective, the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have been obtained had the adjustments made and required to be made under this Section 6(c) upon the issuance of such rights or options or Convertible Securities been made upon the basis of (and the total consideration received therefor) (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, (b) the issuance of all of Common Stock and all other rights, options and Convertible Securities issued after the issuance of such rights, options or Convertible Securities, and (c) the original issuance at the time of such change of any such options, rights and Convertible Securities then still outstanding. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect in respect of the Series E Preferred Stock shall forthwith be increased or decreased to such Conversion Price as would have obtained (i) had the adjustments made upon the issuance of such rights or options or such Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities, and (ii) had adjustments been made on the basis of the Conversion Price as adjusted under the immediately preceding clause (i) for all issues or sales of Common Stock or rights, options or Convertible Securities made after the issuance of such rights or options or such Convertible Securities. If the exercise price provided for in any right or option referred to in clause (1) of this Section 6(c), or the rate at which any Convertible Securities referred to in clauses (1) and (2) of this Section 6(c) are convertible into or exchangeable for shares of Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in the case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect in respect of the Series E Preferred Stock shall forthwith be decreased to such Conversion Price as would have obtained had the adjustments made upon issuance of such right or option or such Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.
          (4) If at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount paid to the Company therefor without deduction therefrom of any expenses incurred or any underwriting commissions, concessions or discounts, or finders’ fees or brokerage commissions, paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction therefrom of any expenses incurred or any underwriting commissions, concessions or discounts, or finders’ fees or brokerage commissions, paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any share of Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets of such merged corporation as such Board shall determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be.
          (5) If at any time the Company shall take a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in shares of Common Stock or in Convertible Securities, or (b) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
     (d) Stock Dividends. If at any time the Company shall declare a dividend or any other distribution upon any capital stock of the Company which is payable in shares of Common Stock, then the Conversion Price in respect of the Series E Preferred Stock in effect immediately prior to the declaration of such dividend or distribution shall be reduced to the quotient obtained by dividing (1) the product of (i) the number of shares of Common Stock outstanding and deemed (in accordance with Section 6(c)) to be outstanding immediately prior to such declaration, multiplied by (ii) the then effective Conversion Price, by (2) the total number of shares of Common Stock outstanding and deemed (in accordance with Section 6(c)) to be outstanding immediately after such declaration. All shares of Common Stock and all Convertible

Securities issuable in payment of any dividend or other distribution upon the capital stock of the Company shall be deemed after such declaration to have been issued and sold without consideration.
     (e) Extraordinary Dividends and Distributions. If at any time the Company shall declare a dividend or any other distribution upon the Common Stock payable otherwise than out of current earnings, retained earnings or earned surplus and otherwise than in shares of Common Stock or Convertible Securities, then, except to the extent that such dividend or distribution shall have been paid to the holders of Series E Preferred Stock pursuant to Section 3, the Company shall set aside an equal per share dividend (calculated, with respect to the Series E Preferred Stock, on an “as converted” basis), which shall be payable to the holder of the subject Series E Preferred Stock upon conversion thereof into Common Stock. At such time as shares of Series E Preferred Stock are redeemed in accordance with Section 5, the corresponding amount set aside under this Section 6(e) may be returned to the general, unrestricted assets of the Company. To the extent that any dividend or distribution required to be set aside under this Section 6(e) shall be in a form other than cash, then the Company shall have the right, in lieu of setting aside such non-cash property, to set aside a cash amount equal to the fair value of such non-cash property as determined by the Board of Directors of the Company in good faith. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings, retained earnings or earned surplus only to the extent that such current earnings, retained earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution at the time of the declaration thereof, as determined by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purposes of such dividend or distribution, or, if a record is not taken, the date as of which the holders of record of Common Stock entitled to such dividend or distribution are to be determined.
     (f) Stock Splits and Reverse Splits. If at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in respect of the Series E Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced and the number of Conversion Shares receivable upon conversion of outstanding Series E Preferred Stock immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time the Company shall combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in respect of the Series E Preferred Stock in effect immediately prior to such combination shall be proportionately increased and the number of Conversion Shares receivable upon conversion of outstanding Series E Preferred Stock immediately prior to such combination shall be proportionately reduced.
     (g) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. If at any time the Company shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Company’s assets or a recapitalization of the Common Stock) in which the previously outstanding shares of Common Stock shall be changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the “Transaction”; the Company (in the case of a recapitalization of the Stock) or such other corporation being hereinafter referred to as the “Acquiring Company,” and the common stock of the Acquiring Company being hereinafter referred to as the “Acquirer’s Stock”), then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that, upon the basis and the terms and in the manner provided in this Section 6(g), each holder of Series E Preferred Stock, upon conversion of such Series E Preferred Stock at any time after the consummation of the Transaction, shall be entitled to receive, in lieu of the shares of Common Stock issuable upon such exercise prior to such consummation, at the election of such holder given by notice to the Company on or before the later of the day on which the holders of Common Stock approve the Transaction, or the thirtieth day following the date of delivery or mailing to such holder of the last proxy statement relating to the vote on the Transaction by the holders of Common Stock:
          (1) the stock and other securities, cash and property to which such holder would have been entitled upon the consummation of the Transaction if such holder had converted such Series E Preferred Stock immediately prior thereto (subject to adjustments from and after the date of the consummation of the Transaction (the “Consummation Date”) as nearly equivalent as possible to the adjustments provided for in this Section 6); or
          (2) only in the case of a Transaction consummated after an Initial Public Offering other than a Transaction in which the previously outstanding shares of Common Stock shall be exchangeable for cash only, if the Acquiring Company meets the requirements set forth in this Section 6(g), the number of shares of the Acquirer’s Stock or, if the Acquiring Company fails to meet, but a Parent (as defined in this Section 6(g)) does meet, such requirements, of such Parent’s common stock (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this Section 6), determined by dividing (i) the product obtained by multiplying (a) the number of shares of Common Stock to which the holder of such Series E Preferred Stock would have been entitled had such holder converted such Series E Preferred Stock immediately prior to the consummation of the Transaction, times (b) the greater of the Conversion Price or the Acquisition Price (as defined in this Section 6(g)) in effect immediately prior to the consummation of the Transaction, by (ii) the Market Value of the Acquirer’s Stock on the date immediately prior to the consummation of the Transaction, preceding the Consummation Date.
For the purposes of this Section 6(g) only, the term “Market Value” shall mean, for any share of common stock on any date specified herein, the last sale price, regular way, on such date, or, if no sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the NYSE or, if not so reported, on the principal national securities exchange on which such stock is listed or if not listed or admitted to trading, the average of the closing bid and asked prices of such stock in the over-the-counter market as reported by Nasdaq or a similar organization; and the term “Acquisition Price” shall mean the consideration per share to be paid for or received by the holders of the previously-outstanding shares of Common Stock in accordance with the terms of the Transaction, determined (i) in the case where the holders of the previously outstanding Common Stock received solely shares of the Acquirer’s Stock in the Transaction, by multiplying the Market Value of the Acquirer’s Stock as of the date immediately preceding the Consummation Date by a fraction the numerator of which shall be the aggregate number of shares of the Acquirer’s Stock to be received in the Transaction in exchange for all of the previously outstanding shares of Common Stock and the denominator of which shall be the aggregate number of such previously outstanding shares of Common Stock, and (ii) in any other case, by dividing the aggregate fair market value (using Market Value for any shares of the Acquirer’s Stock), as of the date immediately preceding the Consummation Date, of the aggregate consideration to be received by the holders of such previously outstanding shares of Common Stock by the number of shares of such previously outstanding Common Stock. The requirements referred to in clause (2) of this Section 6(g) with reference to the Acquiring Company or to a corporation (herein referred to as a “Parent”) which directly or indirectly controls the Acquiring Company are as follows: (x) its common stock is listed on the NYSE or a principal national securities exchange or bid and asked prices are reported with respect thereto by Nasdaq or a similar organization and such common stock continues to meet such requirements for listing thereon, (y) it is required to file, and in each of its three fiscal years immediately preceding the Consummation Date has filed, reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and (z) in the case of a Parent, such Parent is required to include the Acquiring Company in the consolidated financial statements contained in the Parent’s Annual Report on Form 10-K and is not itself included in the consolidated financial statements of any other person (other than its consolidated subsidiaries). Notwithstanding anything contained herein to the contrary, the Company shall not effect any Transaction unless prior to or simultaneously with the consummation of such Transaction the survivor or successor entity (if other than the Company) resulting from such Transaction shall (AA) assume by written instrument executed and delivered to each holder of Series E Preferred Stock the obligation to deliver to such holder of Series E Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive, and containing the express assumption of such successor entity of the due and punctual performance and observance of every provision of the Series E Preferred Stock to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder, and (BB) deliver to the holders of Series E Preferred Stock an opinion, in form, substance and from counsel reasonably satisfactory to the holders of Series E Preferred Stock, to the effect that such written instrument has been duly authorized, executed and delivered by such successor entity and constitutes a legal, valid and binding instrument enforceable (subject to applicable bankruptcy and other similar laws affecting the enforcement of creditors’ rights generally) against such successor entity in accordance with its terms, and to such further effects as the holders of Series E Preferred Stock may reasonably request.
     (h) Exceptions to Adjustment of Conversion Price. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price in the case of (i) the issuance of shares of Common Stock upon conversion of the Series E Preferred Stock or any Other Series or any adjustment of the conversion price with respect thereto in accordance herewith, (ii) the issuance of options or warrants included within the Option/Warrant Pool, and the issuance of Common Stock upon the exercise of any such options or warrants (including options and warrants outstanding on the Date of First Issuance), and (iii) the issuance of shares of Common Stock in a Qualified Public Offering pursuant to an effective registration statement under the Securities Act.
     (i) Treasury Shares. The number of shares of Common Stock outstanding at any time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 6.

     (j) Certificate of Adjustment. Upon each adjustment of the Conversion Price in respect of the Series E Preferred Stock and upon each change in the number of Conversion Shares issuable upon the conversion of the Series E Preferred Stock, and in the event of any change in the rights of the holders of the Series E Preferred Stock by reason of other events herein set forth, then and in each such case, the Company will promptly prepare a certificate of adjustment stating the adjusted Conversion Price and the new number of Conversion Shares so issuable, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such certificate of adjustment to each registered holder of Series E Preferred Stock.
     (k) Company to Prevent Dilution. If at any time or from time to time conditions arise by reason of action taken by the Company, which in the opinion of its Board of Directors, are not adequately covered by the provisions of this Section 6, and which might materially and adversely affect the conversion rights of the registered holders of Series E Preferred Stock, the Board of Directors of the Company shall appoint a firm of independent certified public accountants, which may be the firm regularly retained by the Company, which shall give its opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Section 6, necessary with respect to the Conversion Price, so as to preserve, without dilution, the conversion rights of the registered holders of the Series E Preferred Stock. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.
     (l) Reservation of Shares. The Company will authorize, reserve and set apart and have available for issuance at all times, free from preemptive rights, including, without limitation, rights derived from rights offerings, that number of shares of Common Stock which is deliverable upon the conversion of the Series E Preferred Stock, and the Company will have at all times any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all its obligations hereunder.
     (m) Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Conversion Shares upon conversion of any shares of the Series E Preferred Stock; provided, however, that the Company shall not be required to pay any federal or state income taxes or other taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Conversion Shares in a name other than that of the holder of the shares of the Series E Preferred Stock in respect of which such shares are being issued.
Section 7. Voting Rights. Except as otherwise required by law or expressly provided herein, the holders of shares of Series E Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation and shall have such number of votes equal to the number of shares of Common Stock into which such holders’ shares of Series E Preferred Stock are convertible pursuant to the provisions hereof at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law or expressly provided herein, the holders of shares of Series E Preferred Stock, Other Series and Common Stock shall vote together as a single class, and not as separate classes.
Section 8. Preference Rights. Without prejudice to any required consent pursuant to the Series E Stock Purchase Agreement, nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one or more series or classes of Junior Securities with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Series E Preferred Stock.
Section 9. Registration of Transfer. The Company will keep at its principal office a register for the registration of Series E Preferred Stock. Upon the surrender of any certificate representing Series E Preferred Stock at such place, the Company will, at the written request of the record holder of such certificate, execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate.
Section 10. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series E Preferred Stock and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution, an entity whose securities are traded or listed on any national securities exchange or recognized automated quotation system, or any subsidiary of the foregoing, then the holder’s own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
Section 11. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of Sections 1 through 11 hereof without the prior written consent or affirmative vote of the holders of not less than a majority of the Series E Preferred Stock outstanding at the time such action is taken.
Section 12. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and will be deemed to have been given when so mailed or sent (a) to the Company, at its principal executive offices, and (b) to any stockholder, at such holder’s address as it appears in the stock records of the Company (unless otherwise indicated by notice given to the Company by any such holder).
G. DEFINITIONS
     In addition to the various defined terms contained in parts B, C, D, E and F above (which defined terms shall be applicable in part B, part C, part D, part E or part F, as the case may be,

where such definitions appear), the following terms have the meanings set forth below wherever used in part B, part C, part D, part E or part F above:
     “All Series” shall mean the collective reference to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.
     “Conversion Shares” shall mean the shares of Common Stock of the Company issued and/or issuable from time to time upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock (as the case may be) pursuant to Section 6 of part B, Section 6 of part C, Section 6 of part D, Section 6 of part E or Section 6 of part F above, respectively.
     “Date of First Issuance” shall mean the first date on which any shares of Series E Preferred Stock are issued.
     “Initial Public Offering” shall mean the initial offer and sale of shares of the Company’s Common Stock to the general public pursuant to a registration statement filed and made effective pursuant to the Securities Act.
     “NYSE” shall mean the New York Stock Exchange.
     “Option/Warrant Pool” shall mean a reserve of 1,276,860 shares of Common Stock (subject to adjustment in the event of any stock splits, stock dividends, combinations of shares, recapitalizations or other such events relating to the outstanding Common Stock at any time and from time to time subsequent to the effective date of this Seventh Amended and Restated Certificate of Incorporation) in respect of options and/or warrants which are currently outstanding and/or which may hereafter be granted by the Company from time to time (including, without limitation, options pursuant to the Company’s 1999 Stock Option Plan).
     “Qualified Public Offering” shall mean a sale of shares of Common Stock to the public in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act which has been declared effective by the Securities and Exchange Commission (other than a registration statement on Form S-4, Form S-8 or any successor form) in which (a) the Company receives gross proceeds of not less than $20,000,000, and (b) the Common Stock is offered to the public at an initial price per share of not less than three (3) times the then effective Conversion Price in respect of the Series C Preferred Stock.
     “Qualified Sale Transaction” shall mean the acquisition of a controlling interest in the Company by, or the merger or consolidation of the Company with or into, an entity whose shares of common stock (or whose parent’s shares of common stock) are listed or traded on the NYSE, the American Stock Exchange or The Nasdaq Capital Market, and in which the consideration paid per share of Common Stock (including Preferred Stock on an “as converted” basis) is in the form of cash and/or capital stock listed or traded on an exchange or system as aforesaid and which may be traded, sold or resold without further registration, having an aggregate fair value per share, at the time of consummation of such transaction, of not less than three (3) times the then effective Conversion Price in respect of the Series C Preferred Stock.

     “Redemption Date” shall mean September 27, 2009.
     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as in effect from time to time.
     “Series D Stock Purchase Agreement” shall mean the Stock Purchase Agreement, dated as of September 27, 2002, by and among the Company and the Purchasers party thereto in respect of the Series D Preferred Stock, as the same may be amended and modified from time to time in accordance with the provisions thereof.
     “Series E Stock Purchase Agreement” shall mean the Stock Purchase Agreement, dated as of the Date of First Issuance, by and among the Company and the Purchasers party thereto in respect of the Series E Preferred Stock, as the same may be amended and modified from time to time in accordance with the provisions thereof.
     “Stockholders’ Agreement” shall mean the Stockholders’ Agreement, dated as of the Date of First Issuance, by and among the Company and certain of its Stockholders, as the same may be amended, modified and/or supplemented from time to time in accordance with the provisions thereof.
     FIFTH: The Company is to have perpetual existence.
     SIXTH: The Company expressly elects to be subject to the provisions of Section 203 of the Delaware General Corporation Law.
     SEVENTH: The board of directors is expressly authorized to adopt, amend or repeal the by-laws of the Company.
     EIGHTH: Elections of directors need not be by written ballot unless the by-laws of the Company shall otherwise provide.
     NINTH: No director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.
     TENTH: Except as may otherwise be specifically provided in this Seventh Amended and Restated Certificate of Incorporation, no provision of this Seventh Amended and Restated Certificate of Incorporation is intended by the Company to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law upon the Company, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Company to furnish indemnification to directors and officers in the capacities defined and prescribed by the General Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred under the General Corporation Law. The Company shall, to the fullest extent permitted by the laws of the State of

Delaware, including, but not limited to Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all directors and officers of the Company and may, in the discretion of the board of directors, indemnify any and all other persons whom it shall have power to indemnify under said Section or otherwise under Delaware law, from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section. The indemnification provisions contained in the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, resolution of stockholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.
     IN WITNESS WHEREOF, the undersigned has executed, signed and acknowledged this Seventh Amended and Restated Certificate of Incorporation of Community Connect Inc. as of this 15th day of October, 2007.

/s/ Benjamin Sun
Benjamin Sun, President

State of Delaware Secretary of State Division of Corporations Delivered 04:27 PM 04/10/2008 FILED 04:27 PM 04/10/2008 SRV 080416159 — 2680622 FILE
CERTIFICATE OF MERGER
OF
CCI ACQUISITION SUB, INC.,
a Delaware Corporation
INTO
COMMUNITY CONNECT INC.,
a Delaware Corporation
* * * * * * * *
     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY:
     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
CCI Acquisition Sub, Inc.	Delaware
Community Connect Inc.	Delaware
     SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.
     THIRD: That the name of the surviving corporation of the merger is Community Connect Inc.

     FOURTH: That the Certificate of Incorporation of Community Connect Inc. is amended and restated in its entirety to read as is set forth in Exhibit “A” attached hereto.
     FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is 205 Hudson Street, 6th Floor, New York, NY 10013.
     SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.
     SEVENTH: That this instrument shall be effective at 5:00 p.m. on the date of filing hereof.
[Signature page follows]

     IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 10th day of April, 2008.

COMMUNITY CONNECT INC.
By:	/s/ Benjamin Sun
	Name:	Benjamin Sun
	Title:	President & CEO

EXHIBIT “A”
Amended and Restated
Certificate of Incorporation
of
Community Connect Inc.

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
COMMUNITY CONNECT INC.
          FIRST: The name of the Corporation is COMMUNITY CONNECT INC. (the “Corporation”).
          SECOND: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.
          THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, $0.01 par value per share.
          FIFTH: The board of directors (“Board of Directors”) is authorized to make, alter or repeal the by-laws of the Corporation. Election of directors need not be by written ballot.
          SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of the directors of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation at the time of such repeal or modification.
          SEVENTH: Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law of the State of Delaware upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the

General Corporation Law of the State of Delaware and the defined and prescribed rights of said persons to indemnification as the same are conferred under the General Corporation Law of the State of Delaware. Except as provided herein, the Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, including but not limited to Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all directors and officers of the Corporation, and may, in the discretion of the board of directors, indemnify any and all other persons whom it shall have the power to indemnify under said Section, or otherwise under Delaware law, from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section. The indemnification provisions contained in the General Corporation Law of the State of Delaware shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, resolution of stockholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.
          Notwithstanding anything in this Article, elsewhere in this Certificate of Incorporation or in any prior certificate of incorporation or similar organizational document to the contrary, the indemnification rights and any similar or analogous rights provided hereunder by the Corporation to any person or entity, including but not limited to any directors and officers, for any reason based upon or arising from any action or omission occurring prior to the effective date of the proposed merger of the Corporation with and into Community Connect Inc. (hereinafter referred to as the “Historical Indemnities”), shall be limited as follows: (a) for claims actually made and reported to the Corporation up to and until the last day of the fourteen (14) month period following the filing date hereof, the Corporation’s aggregate indemnity obligation to any and all Historical Indemnities, individually, in any combination with each other and/or in the aggregate, shall be Three Million Eight Hundred Thousand United States Dollars (U.S.$3,800,000); (b) for claims actually made and reported to the Corporation after the last day of the fourteen (14) month period following the filing date hereof up to and until the sixth anniversary of the filing date hereof, the Corporation’s aggregate indemnity obligation to indemnify any and all Historical Indemnities, individually, in any combination with each other and/or in the aggregate, shall be One Million United States Dollars (U.S.$1,000,000); and (c) after the sixth anniversary of the filing date hereof, the Corporation shall have no indemnity obligation whatsoever to any and all Historical Indemnities, individually, in any combination with each other and/or in the aggregate. The limitations set out above in (a), (b) and (c) shall hereinafter be referred to collectively as the “Limitations.” The Limitations are retrospective in application and replace in the entirety any unlimited indemnification rights under any prior certificate of incorporation or organizational document of the Corporation or any of its predecessor entities. The Limitations shall apply to any and all claims for indemnification (whenever made) based upon any events, action or omissions occurring prior to the filing date hereof. In making payment of its obligations hereunder, the Corporation’s obligations shall immediately cease, regardless of whether any claims are paid or unpaid in whole or in part, once the applicable dollar threshold under the applicable section ($3,800,000 and/or $1,000,000 for sections (a) and (b), respectively, of the Limitations) is met. In meeting such applicable amount(s), the Corporation shall only be required to allocate the dollar threshold set forth in the applicable Limitation on a first come first serve basis based upon actual receipt of claims (and

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actual submission of expenses and actual receipt of documentation thereof) regardless of whether any claims are paid or unpaid in whole or in part.
          The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

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